Exhibit 2.2

JUNE 7, 2020

AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT

OF

COLLECTABLE SPORTS ASSETS, LLC

PROSPECTIVE INVESTORS ARE NOT TO CONSTRUE THE CONTENTS OF THIS AGREEMENT OR ANY PRIOR OR SUBSEQUENT COMMUNICATIONS FROM THE COMPANY, THE MANAGER OR THEIR AFFILIATES, OR ANY PROFESSIONAL ASSOCIATED WITH THIS OFFERING, AS LEGAL, TAX OR INVESTMENT ADVICE. EACH INVESTOR SHOULD CONSULT WITH AND RELY ON HIS OR HER OWN ADVISORS AS TO THE LEGAL, TAX AND/OR ECONOMIC IMPLICATIONS OF THE INVESTMENT DESCRIBED IN THIS AGREEMENT AND ITS SUITABILITY FOR SUCH INVESTOR.

AN INVESTMENT IN ANY SERIES OF INTERESTS CARRIES A HIGH DEGREE OF RISK AND IS ONLY SUITABLE FOR AN INVESTOR WHO CAN AFFORD LOSS OF HIS OR HER ENTIRE INVESTMENT IN THE SERIES.

THE INTERESTS HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY OTHER STATE.  ACCORDINGLY, INTERESTS MAY NOT BE TRANSFERRED, SOLD, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT OR A VALID EXEMPTION FROM SUCH REGISTRATION.

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AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT

OF COLLECTABLE SPORTS ASSETS, LLC

This AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT OF COLLECTABLE SPORTS ASSETS, LLC, (this “Agreement”) is dated as of July 7, 2020. Capitalized terms used herein without definition shall have the respective meanings ascribed thereto in Section 1.1.

WHEREAS, the Company was formed as a series limited liability company under Section 18-215 of the Delaware Act pursuant to a certificate of formation filed with the Secretary of State of the State of Delaware on January 20, 2020, with the Company’s Limited Liability Company’s Agreement having been entered into on or about February 20, 2020 (as previously amended and restated as of April 20, 2020, the “Original Agreement”); and

WHEREAS, this Agreement is being entered into in order to change certain terms of the initial Series prior to them being offered to the public.

NOW THEREFORE, the limited liability company agreement of the Company as agreed upon by the Members is as follows:

ARTICLE I – DEFINITIONS

Section 1.1            Definitions. The following definitions shall be for all purposes, unless otherwise clearly indicated to the contrary, applied to the terms used in this Agreement.

“Abort Costs” means all fees, costs and expenses incurred in connection with any Series Asset proposals pursued by the Company, the Managing Member or a Series that do not proceed to completion.

“Acquisition Expenses” means in respect of each Series, the following fees, costs and expenses allocable to such Series (or such Series pro rata share of any such fees, costs and expenses allocable to the Company) and incurred in connection with the evaluation, discovery, investigation, development and acquisition of a Series Asset, including brokerage and sales fees and commissions (but excluding the Brokerage Fee), appraisal fees, research fees, transfer taxes, third party industry and due diligence experts, bank fees and interest (if the Series Asset was acquired using debt prior to completion of the Initial Offering), auction fees, shipping costs including those related to the transport of the Series Asset to the storage facility of the Managing Member, travel and lodging for inspection purposes, technology costs, photography and videography expenses in order to prepare the profile for the Series Asset to be accessible to Investor Members via an online platform and any blue sky filings required in order for such Series to be made available to Economic Members in certain states (unless borne by the Managing Member, as determined in its sole discretion) and similar costs and expenses incurred in connection with the evaluation, discovery, investigation, development and acquisition of a Series Asset.

“Additional Economic Member” means a Person admitted as an Economic Member and associated with a Series in accordance with ARTICLE III as a result of an issuance of Interests of such Series to such Person by the Company.

“Advisory Board” has the meaning assigned to such term in Section 5.4.

“Affiliate” means, with respect to any Person, any other Person that directly or indirectly through one or more intermediaries controls, is controlled by or is under common control with the Person in question. As used herein, the term “control” means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise.

“Aggregate Ownership Limit” means, in respect of an Initial Offering or a Subsequent Offering, not more than 10% of the aggregate Outstanding Interests of a Series, and in respect of a Transfer, not more than 19.9% of the aggregate Outstanding Interests of a Series, or in both cases, such other percentage set forth in the applicable Series Designation or as determined by the Managing Member in its sole discretion and as may be waived by the Managing Member in its sole discretion.

“Agreement” has the meaning assigned to such term in the preamble.

“Allocation Policy” means the allocation policy of the Company adopted by the Managing Member in accordance with Section 5.1.

“Asset Management Agreement” means, as the context requires, any agreement entered into between a Series and an Asset Manager pursuant to which such Asset Manager is appointed as manager of the relevant Series Assets, as amended from time to time.

“Asset Manager” means the manager of each of the Series Assets as specified in each Series Designation or, its permitted successors or assigns, appointed in accordance with Section 5.10.

“Broker” means any Person who has been appointed by the Company (and as the Managing Member may select in its reasonable discretion) and specified in any Series Designation to provide execution and other services relating to an Initial Offering to the Company, or its successors from time to time, or any other broker in connection with any Initial Offering.

“Brokerage Fee” means the fee payable to the Broker for the purchase by any Person of Interests in an Initial Offering equal to an amount agreed between the Managing Member and the Broker from time to time and specified in any Series Designation.

“Business Day” means any day other than a Saturday, a Sunday or a day on which commercial banks in New York, New York are authorized or required to close.

“Capital Contribution” means with respect to any Member, the amount of cash and the initial Gross Asset Value of any other property contributed or deemed contributed to the capital of a Series by or on behalf of such Member, reduced by the amount of any liability assumed by such Series relating to such property and any liability to which such property is subject.

“Certificate of Formation” means the Certificate of Formation of the Company filed with the Secretary of State of the State of Delaware.

“Code” means the Internal Revenue Code of 1986, as amended and in effect from time to time. Any reference herein to a specific section or sections of the Code shall be deemed to include a reference to any corresponding provision of any successor law.

“Company” means Collectable Sports Assets, LLC, a Delaware series limited liability company, and any successors thereto.

“Conflict of Interest” means any matter that the Managing Member believes may involve a conflict of interest that is not otherwise addressed by the Allocation Policy.

“Delaware Act” means the Delaware Limited Liability Company Act, 6 Del. C. Section 18-101, et seq.

“DGCL” means the General Corporation Law of the State of Delaware, 8 Del. C. Section 101, et seq.

“Economic Member” means together, the Investor Members, Additional Economic Members (including any Person who receives Interests in connection with any goods or services provided to a Series (including in respect of the sale of a Series Asset to that Series)) and their successors and assigns admitted as Additional Economic Members and Substitute Economic Members, in each case who is admitted as a Member of such Series, but shall exclude the Managing Member in its capacity as Managing Member. For the avoidance of doubt, the Managing Member or any of its Affiliates shall be an Economic Member to the extent it purchases Interests in a Series.

“ERISA” means the Employee Retirement Income Security Act of 1974.

“Exchange Act” means the Securities Exchange Act of 1934.

“Expenses and Liabilities” has the meaning assigned to such term in Section 5.5(a).

“Form of Adherence” means, in respect of an Initial Offering or Subsequent Offering, a subscription agreement or other agreement substantially in the form appended to the Offering Document pursuant to which an Investor Member or Additional Economic Member agrees to adhere to the terms of this Agreement or, in respect of a Transfer, a form of adherence or instrument of Transfer, each in a form satisfactory to the Managing Member from time to time, pursuant to which a Substitute Economic Member agrees to adhere to the terms of this Agreement.

“Free Cash Flow” means any available cash for distribution generated from the net income received by a Series, as determined by the Managing Member to be in the nature of income as defined by U.S. GAAP, plus (i) any change in the net working capital (as shown on the balance sheet of such Series) (ii) any amortization to the relevant Series Asset (as shown on the income statement of such Series) and (iii) any depreciation to the relevant Series Asset (as shown on the income statement of such Series) and (iv) any other non-cash Operating Expenses less (a) any capital expenditure related to the Series Asset (as shown on the cash flow statement of such Series) (b) any other liabilities or obligations of the Series, in each case to the extent not already paid or provided for and (c) upon the termination and winding up of a Series or the Company, all costs and expenses incidental to such termination and winding as allocated to the relevant Series in accordance with Section 6.4.

“Governmental Entity” means any court, administrative agency, regulatory body, commission or other governmental authority, board, bureau or instrumentality, domestic or foreign and any subdivision thereof.

“Gross Asset Value” means, with respect to any asset contributed by an Economic Member to a Series, the gross fair market value of such asset as determined by the Managing Member.

“Indemnified Person” means (a) any Person who is or was an Officer of the Company or associated with a Series, (b) any Person who is or was a Managing Member or Liquidator, together with its officers, directors, members, shareholders, employees, managers, partners, controlling persons, agents or independent contractors, (c) any Person who is or was serving at the request of the Company as an officer, director, member, manager, partner, fiduciary or trustee of another Person; provided, that, except to the extent otherwise set forth in a written agreement between such Person and the Company or a Series, a Person shall not be an Indemnified Person by reason of providing, on a fee for services basis, trustee, fiduciary, administrative or custodial services, (d) any member of the Advisory Board appointed by the Managing Member pursuant to Section 5.4, (e) the Asset Manager, and (f) any Person the Managing Member designates as an Indemnified Person for purposes of this Agreement.

“Individual Aggregate Limit” means, with respect to any individual holder, 10% of the greater of such holders annual income or net worth or, with respect to any entity, 10% of the greater of such holders annual revenue or net assets at fiscal year-end.

“Initial Member” means the Person identified in the Series Designation of such Series as the Initial Member associated therewith.

“Initial Offering” means the first offering or private placement and issuance of any Series, other than the issuance to the Initial Member.

“Interest” means an interest in a Series issued by the Company that evidences a Members rights, powers and duties with respect to the Company and such Series pursuant to this Agreement and the Delaware Act.

“Interest Designation” has the meaning ascribed in Section 3.3(f).

“Investment Advisers Act” means the Investment Advisers Act of 1940.

“Investment Company Act” means the Investment Company Act of 1940.

“Investor Members” mean those Persons who acquire Interests in the Initial Offering or Subsequent Offering and their successors and assigns admitted as Additional Economic Members.

“Liquidator” means one or more Persons selected by the Managing Member to perform the functions described in Section 11.2 as liquidating trustee of the Company or a Series, as applicable, within the meaning of the Delaware Act.

“Management Fee” means an amount equal to 50% of any Free Cash Flows available for distribution pursuant to Article VII, as generated by each Series.

“Managing Member” means, as the context requires, the managing member of the Company or the managing member of a Series.

“Member” means each member of the Company associated with a Series, including, unless the context otherwise requires, the Initial Member, the Managing Member, each Economic Member (as the context requires), each Substitute Economic Member and each Additional Economic Member.

“National Securities Exchange” means an exchange registered with the U.S. Securities and Exchange Commission under Section 6(a) of the Exchange Act.

“Offering Document” means, with respect to any Series or the Interests of any Series, the prospectus, offering memorandum, offering circular, offering statement, offering circular supplement, private placement memorandum or other offering documents related to the Initial Offering of such Interests, in the form approved by the Managing Member and, to the extent required by applicable law, approved or qualified, as applicable, by any applicable Governmental Entity, including without limitation the U.S. Securities and Exchange Commission.

“Offering Expenses” means in respect of each Series, the following fees, costs and expenses allocable to such Series or such Series pro rata share (as determined by the Allocation Policy, if applicable) of any such fees, costs and expenses allocable to the Company incurred in connection with executing the Initial or Subsequent Offering, as applicable, consisting of underwriting, legal, accounting, escrow and compliance costs related to a specific offering.

“Officers” means any president, vice president, secretary, treasurer or other officer of the Company or any Series as the Managing Member may designate (which shall, in each case, constitute managers within the meaning of the Delaware Act).

“Operating Expenses” means in respect of each Series, the following fees, costs and expenses allocable to such Series or such Series pro rata share (as determined by the Allocation Policy, if applicable) of any such fees, costs and expenses allocable to the Company:

(i)              any and all fees, costs and expenses incurred in connection with the management of a Series Asset, including import taxes, income taxes, transportation (other than those related to Acquisition Expenses), storage (including property rental fees should the Managing Member decide to rent a property to store a number of Series Assets), marketing, security, maintenance, refurbishment, utilization and costs incurred in connection with the disposition of the Series Asset;

(ii)              any fees, costs and expenses incurred in connection with preparing any reports and accounts of each Series of Interests, including any blue sky filings required in order for a Series of Interests to be made available to investors in certain states and any annual audit of the accounts of such Series of Interests (if applicable) and any reports to be filed with the U.S. Securities and Exchange Commission including periodic reports on Forms 1-K, 1-SA and 1-U.

(iii)            any and all insurance premiums or expenses, including directors and officers insurance of the directors and officers of the Managing Member or the Asset Manager, in connection with the Series Asset;

(iv)             any withholding or transfer taxes imposed on the Company or a Series or any of the Members as a result of its or their earnings, investments or withdrawals;

(v)               any governmental fees imposed on the capital of the Company or a Series or incurred in connection with compliance with applicable regulatory requirements;

(vi)             any legal fees and costs (including settlement costs) arising in connection with any litigation or regulatory investigation instituted against the Company, a Series or the Asset Manager in connection with the affairs of the Company or a Series;

(vii)          the fees and expenses of any administrator, if any, engaged to provide administrative services to the Company or a Series;

(viii)        all custodial fees, costs and expenses in connection with the holding of a Series Asset or Interests;

(ix)             any fees, costs and expenses of a third party registrar and transfer agent appointed by the Managing Member in connection with a Series;

(x)               the cost of the audit of the Company’s annual financial statements and the preparation of its tax returns and circulation of reports to Economic Members;

(xi)             the cost of any audit of a Series annual financial statements, the fees, costs and expenses incurred in connection with making of any tax filings on behalf of a Series and circulation of reports to Economic Members;

(xii)          any indemnification payments to be made pursuant to Section 5.5;

(xiii)        the fees and expenses of the Company’s or a Series counsel in connection with advice directly relating to the Company’s or a Series legal affairs;

(xiv)         the costs of any other outside appraisers, valuation firms, accountants, attorneys or other experts or consultants engaged by the Managing Member in connection with the operations of the Company or a Series; and

(xv)           any similar expenses that may be determined to be Operating Expenses, as determined by the Managing Member in its reasonable discretion.

“Operating Expenses Reimbursement Obligation(s)” has the meaning ascribed in Section 6.3.

“Outstanding” or “Outstanding Interests” means all Interests that are issued by the Company and reflected as outstanding on the Company’s books and records as of the date of determination.

“Person” means any individual, corporation, firm, partnership, joint venture, limited liability company, estate, trust, business association, organization, Governmental Entity or other entity.

“Record Date” means the date established by the Managing Member for determining (a) the identity of the Record Holders entitled to notice of, or to vote at, any meeting of Members associated with any Series or entitled to exercise rights in respect of any lawful action of Members associated with any Series or (b) the identity of Record Holders entitled to receive any report or distribution or to participate in any offer.

“Record Holder” or “holder” means the Person in whose name such Interests are registered on the books of the Company as of the opening of business on a particular Business Day, as determined by the Managing Member in accordance with this Agreement.

“Securities Act” means the Securities Act of 1933.

“Series” has the meaning assigned to such term in Section 3.3(a).

“Series Assets” means, at any particular time, all assets, properties (whether tangible or intangible, and whether real, personal or mixed) and rights of any type contributed to or acquired by a particular Series and owned or held by or for the account of such Series, whether owned or held by or for the account of such Series as of the date of the designation or establishment thereof or thereafter contributed to or acquired by such Series.

“Series Designation” has the meaning assigned to such term in Section 3.3(a).

“Sourcing Fee” means the sourcing fee which is paid to the Manager or Asset Manager as consideration for assisting in the sourcing of such Series Asset and as specified in each Series Designation, to the extent not waived by the Managing Member in its sole discretion.

“Subsequent Offering” means any further issuance of Interests in any Series, excluding any Initial Offering or Transfer.

“Substitute Economic Member” means a Person who is admitted as an Economic Member of the Company and associated with a Series pursuant to Section 4.1(b) as a result of a Transfer of Interests to such Person.

“Super Majority Vote” means, the affirmative vote of the holders of Outstanding Interests of all Series representing at least two thirds (2/3rds) of the total votes that may be cast by all such Outstanding Interests, voting together as a single class.

“Transfer” means, with respect to an Interest, a transaction by which the Record Holder of an Interest assigns such Interest to another Person who is or becomes a Member, and includes a sale, assignment, gift, exchange or any other disposition by law or otherwise, including any transfer upon foreclosure of any pledge, encumbrance, hypothecation or mortgage.

“U.S. GAAP” means United States generally accepted accounting principles consistently applied, as in effect from time to time.

Section 1.2            Construction. Unless the context requires otherwise: (a) any pronoun used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns, pronouns and verbs shall include the plural and vice versa; (b) references to paragraphs, Articles and Sections refer to paragraphs, Articles and Sections of this Agreement; (c) the term include or includes means includes, without limitation, and including means including, without limitation, (d) the words herein, hereof and hereunder and other words of similar import refer to this Agreement as a whole and not to any particular Article, Section or other subdivision, (e) or has the inclusive meaning represented by the phrase and/or, (f) unless the context otherwise requires, references to agreements and other documents shall be deemed to include all subsequent amendments and other modifications thereto, (g) references to any Person shall include all predecessors of such Person, as well as all permitted successors, assigns, executors, heirs, legal representatives and administrators of such Person, and (h) any reference to any statute or regulation includes any implementing legislation and any rules made under that legislation, statute or statutory provision, whenever before, on, or after the date of the Agreement, as well as any amendments, restatements or modifications thereof, as well as all statutory and regulatory provisions consolidating or replacing the statute or regulation. This Agreement shall be construed without regard to any presumption or rule requiring construction or interpretation against the party drafting an instrument or causing any instrument to be drafted.

ARTICLE II – ORGANIZATION

Section 2.1            Formation. The Company has been formed as a series limited liability company pursuant to Section 18-215 of the Delaware Act. Except as expressly provided to the contrary in this Agreement, the rights, duties, liabilities and obligations of the Members and the administration, dissolution and termination of the Company and each Series shall be governed by the Delaware Act.

Section 2.2            Name. The name of the Company shall be Collectable Sports Assets, LLC. The business of the Company and any Series may be conducted under any other name or names, as may be determined by the Managing Member. The Managing Member may change the name of the Company at any time and from time to time and shall notify the Economic Members of such change in the next regular communication to the Economic Members.

Section 2.3            Registered Office; Registered Agent; Principal Office; Other Offices. Unless and until changed by the Managing Member in its sole discretion, the registered office of the Company in the State of Delaware shall be located at 850 New Burton Road, Suite 201, Dover, Delaware 19904, and the registered agent for service of process on the Company and each Series in the State of Delaware at such registered office shall be Cogency Global Inc., a Delaware corporation. The principal office of the Company shall be located at 333 Westchester Avenue, Suite W2100, White Plains, NY 10604. Unless otherwise provided in the applicable Series Designation, the principal office of each Series shall be located at 333 Westchester Avenue, Suite W2100, White Plains, NY 10604 or such other place as the Managing Member may from time to time designate by notice to the Economic Members associated with the applicable Series. The Company and each Series may maintain offices at such other place or places within or outside the State of Delaware as the Managing Member determines to be necessary or appropriate. The Managing Member may change the registered office, registered agent or principal office of the Company or of any Series at any time and from time to time and shall notify the applicable Economic Members of such change in the next regular communication to such Economic Members.

Section 2.4            Purpose. The purpose of the Company and, unless otherwise provided in the applicable Series Designation, each Series shall be to (a) promote, conduct or engage in, directly or indirectly, any business, purpose or activity that lawfully may be conducted by a series limited liability company organized pursuant to the Delaware Act, (b) acquire, maintain and occasionally make available to interested purchasers a collection of investment grade collector sports memorabilia, (c) to engage in any lawful act or activity for which limited liability companies under the laws of the State of Delaware may engage in and to exercise all of the rights and powers conferred upon the Company and each Series with respect to its interests therein, and (d) conduct any and all activities related or incidental to the foregoing purposes.

Section 2.5            Powers. The Company, each Series and, subject to the terms of this Agreement, the Managing Member shall be empowered to do any and all acts and things necessary or appropriate for the furtherance and accomplishment of the purposes described in Section 2.4.

Section 2.6            Power of Attorney.

(a)               Each Economic Member hereby constitutes and appoints the Managing Member and, if a Liquidator shall have been selected pursuant to Section 11.2, the Liquidator, and each of their authorized officers and attorneys in fact, as the case may be, with full power of substitution, as his or her true and lawful agent and attorney in fact, with full power and authority in his or her name, place and stead, to:

(i)                 execute, swear to, acknowledge, deliver, file and record in the appropriate public offices: (A) all certificates, documents and other instruments (including, but not limited to, this Agreement and the Certificate of Formation and all amendments or restatements hereof or thereof) that the Managing Member, or the Liquidator, determines to be necessary or appropriate to form, qualify or continue the existence or qualification of the Company as a series limited liability company in the State of Delaware and in all other jurisdictions in which the Company or any Series may conduct business or own property; (B) all certificates, documents and other instruments that the Managing Member, or the Liquidator, determines to be necessary or appropriate to reflect, in accordance with its terms, any amendment, change, modification or restatement of this Agreement; (C) all certificates, documents and other instruments that the Managing Member or the Liquidator determines to be necessary or appropriate to reflect the dissolution, liquidation or termination of the Company or a Series pursuant to the terms of this Agreement; (D) all certificates, documents and other instruments relating to the admission, withdrawal or substitution of any Economic Member pursuant to, or in connection with other events described in, ARTICLE III or ARTICLE XI; (E) all certificates, documents and other instruments relating to the determination of the rights, preferences and privileges of any Series of Interests issued pursuant to Section 3.3; (F) all certificates, documents and other instruments that the Managing Member or Liquidator determines to be necessary or appropriate to maintain the separate rights, assets, obligations and liabilities of each Series; and (G) all certificates, documents and other instruments (including agreements and a certificate of merger) relating to a merger, consolidation or conversion of the Company; and

(ii)              execute, swear to, acknowledge, deliver, file and record all ballots, consents, approvals, waivers, certificates, documents and other instruments that the Managing Member or the Liquidator determines to be necessary or appropriate to (A) make, evidence, give, confirm or ratify any vote, consent, approval, agreement or other action that is made or given by any of the Members hereunder or is consistent with the terms of this Agreement or (B) effectuate the terms or intent of this Agreement; provided, that when any provision of this Agreement that establishes a percentage of the Members or of the Members of any Series required to take any action, the Managing Member, or the Liquidator, may exercise the power of attorney made in this paragraph only after the necessary vote, consent, approval, agreement or other action of the Members or of the Members of such Series, as applicable.

Nothing contained in this Section shall be construed as authorizing the Managing Member, or the Liquidator, to amend, change or modify this Agreement except in accordance with ARTICLE XII or as may be otherwise expressly provided for in this Agreement.

(b)               The foregoing power of attorney is hereby declared to be irrevocable and a power coupled with an interest, and it shall survive and, to the maximum extent permitted by law, not be affected by the subsequent death, incompetency, disability, incapacity, dissolution, bankruptcy or termination of any Economic Member and the transfer of all or any portion of such Economic Members Interests and shall extend to such Economic Members heirs, successors, assigns and personal representatives. Each such Economic Member hereby agrees to be bound by any representation made by any officer of the Managing Member, or the Liquidator, acting in good faith pursuant to such power of attorney; and each such Economic Member, to the maximum extent permitted by law, hereby waives any and all defenses that may be available to contest, negate or disaffirm the action of the Managing Member, or the Liquidator, taken in good faith under such power of attorney in accordance with this Section. Each Economic Member shall execute and deliver to the Managing Member, or the Liquidator, within 15 days after receipt of the request therefor, such further designation, powers of attorney and other instruments as any of such Officers or the Liquidator determines to be necessary or appropriate to effectuate this Agreement and the purposes of the Company.

Section 2.7            Term. The term of the Company commenced on the day on which the Certificate of Formation was filed with the Secretary of State of the State of Delaware pursuant to the provisions of the Delaware Act. The existence of each Series shall commence upon the effective date of the Series Designation establishing such Series, as provided in Section 3.3. The term of the Company and each Series shall be perpetual, unless and until it is dissolved or terminated in accordance with the provisions of ARTICLE XI. The existence of the Company as a separate legal entity shall continue until the cancellation of the Certificate of Formation as provided in the Delaware Act.

Section 2.8            Title to Assets. All Interests shall constitute personal property of the owner thereof for all purposes and a Member has no interest in specific assets of the Company or applicable Series Assets. Title to any Series Assets, whether real, personal or mixed and whether tangible or intangible, shall be deemed to be owned by the Series to which such asset was contributed or by which such asset was acquired, and none of the Company, any Member, Officer or other Series, individually or collectively, shall have any ownership interest in such Series Assets or any portion thereof. Title to any or all of the Series Assets may be held in the name of the relevant Series or one or more nominees, as the Managing Member may determine. All Series Assets shall be recorded by the Managing Member as the property of the applicable Series in the books and records maintained for such Series, irrespective of the name in which record title to such Series Assets is held.

Section 2.9            Certificate of Formation. The Certificate of Formation has been filed with the Secretary of State of the State of Delaware, such filing being hereby confirmed, ratified and approved in all respects. The Managing Member shall use reasonable efforts to cause to be filed such other certificates or documents that it determines to be necessary or appropriate for the formation, continuation, qualification and operation of a series limited liability company in the State of Delaware or any other state in which the Company or any Series may elect to do business or own property. To the extent that the Managing Member determines such action to be necessary or appropriate, the Managing Member shall, or shall direct the appropriate Officers, to file amendments to and restatements of the Certificate of Formation and do all things to maintain the Company as a series limited liability company under the laws of the State of Delaware or of any other state in which the Company or any Series may elect to do business or own property, and if an Officer is so directed, such Officer shall be an authorized person of the Company and, unless otherwise provided in a Series Designation, each Series within the meaning of the Delaware Act for purposes of filing any such certificate with the Secretary of State of the State of Delaware. The Company shall not be required, before or after filing, to deliver or mail a copy of the Certificate of Formation, any qualification document or any amendment thereto to any Member.

ARTICLE III - MEMBERS, SERIES AND INTERESTS

Section 3.1            Members.

(a)               Subject to paragraph (b), a Person shall be admitted as an Economic Member and Record Holder either as a result of an Initial Offering, Subsequent Offering, a Transfer or at such other time as determined by the Managing Member, and upon (i) agreeing to be bound by the terms of this Agreement by completing, signing and delivering to the Managing Member, a completed Form of Adherence, which is then accepted by the Managing Member, (ii) the prior written consent of the Managing Member, and (iii) otherwise complying with the applicable provisions of ARTICLE III and ARTICLE IV.

(b)               The Managing Member may withhold its consent to the admission of any Person as an Economic Member for any reason, including when it determines in its reasonable discretion that such admission could: (i) result in there being 2,000 or more beneficial owners (as such term is used under the Exchange Act) or 500 or more beneficial owners that are not accredited investors (as defined under the Securities Act) of any Series of Interests, as specified in Section 12g-1(b)(1) of the Exchange Act, (ii) cause such Persons holding to be in excess of the Aggregate Ownership Limit, (iii) cause the Persons investment in all Interests (of all Series in the aggregate) to exceed the Individual Aggregate Limit, (iv) could adversely affect the Company or a Series or subject the Company, a Series, the Managing Member or any of their respective Affiliates to any additional regulatory or governmental requirements or cause the Company to be disqualified as a limited liability company, or subject the Company, any Series, the Managing Member or any of their respective Affiliates to any tax to which it would not otherwise be subject, (v) cause the Company to be required to register as an investment company under the Investment Company Act, (vi) cause the Managing Member or any of its Affiliates being required to register under the Investment Advisers Act, (vii) cause the assets of the Company or any Series to be treated as plan assets as defined in Section 3(42) of ERISA, or (viii) result in a loss of (a) partnership status by the Company for US federal income tax purposes or the termination of the Company for US federal income tax purposes or (b) corporation taxable as an association status for US federal income tax purposes of any Series or termination of any Series for US federal income tax purposes. A Person may become a Record Holder without the consent or approval of any of the Economic Members. A Person may not become a Member without acquiring an Interest.

(c)               The name and mailing address of each Member shall be listed on the books and records of the Company and each Series maintained for such purpose by the Company and each Series. The Managing Member shall update the books and records of the Company and each Series from time to time as necessary to reflect accurately the information therein.

(d)               Except as otherwise provided in the Delaware Act and subject to Sections 3.1(e) and 3.3 relating to each Series, the debts, obligations and liabilities of the Company, whether arising in contract, tort or otherwise, shall be solely the debts, obligations and liabilities of the Company, and the Members shall not be obligated personally for any such debt, obligation or liability of the Company solely by reason of being a Member.

(e)               Except as otherwise provided in the Delaware Act, the debts, obligations and liabilities of a Series, whether arising in contract, tort or otherwise, shall be solely the debts, obligations and liabilities of such Series, and not of any other Series. In addition, the Members shall not be obligated personally for any such debt, obligation or liability of any Series solely by reason of being a Member.

(f)                Unless otherwise provided herein, and subject to ARTICLE XI, Members may not be expelled from or removed as Members of the Company. Members shall not have any right to resign or redeem their Interests from the Company; provided that when a transferee of a Member’s Interest becomes a Record Holder of such Interests, such transferring Member shall cease to be a Member of the Company with respect to the Interests so transferred and that Members of a Series shall cease to be Members of such Series when such Series is finally liquidated in accordance with Section 11.3.

(g)               Except as may be otherwise agreed between the Company or a Series, on the one hand, and a Member, on the other hand, any Member shall be entitled to and may have business interests and engage in business activities in addition to those relating to the Company or a Series, including business interests and activities in direct competition with the Company or any Series. None of the Company, any Series or any of the other Members shall have any rights by virtue of this Agreement in any such business interests or activities of any Member.

(h)               CS Assets Manager, LLC, a Delaware limited liability company, was appointed as the Managing Member of the Company with effect from the date of this Agreement, and shall continue as Managing Member of the Company until the earlier of (i) the dissolution of the Company pursuant to Section 11.1(a), or (ii) its removal or replacement pursuant to Section 4.3 or ARTICLE X. Except as otherwise set forth in the Series Designation, the Managing Member of each Series shall be CS Assets Manager, LLC, a Delaware limited liability company, until the earlier of (i) the dissolution of the Series pursuant to Section 11.1(b) or (ii) its removal or replacement pursuant to Section 4.3 or Article X. Unless otherwise set forth in the applicable Series Designation, the Managing Member or its Affiliates shall, as at the closing of any Initial Offering, hold at least 0.5% of the Interests of the Series being issued pursuant to such Initial Offering. Unless provided otherwise in this Agreement, the Interests held by the Managing Member or any of its Affiliates shall be identical to those of an Economic Member and will not have any additional distribution, redemption, conversion or liquidation rights by virtue of its status as the Managing Member; provided, that the Managing Member shall have the rights, duties and obligations of the Managing Member hereunder, regardless of whether the Managing Member shall hold any Interests.

Section 3.2            Capital Contributions.

(a)               The minimum number of Interests a Member may acquire is one (1) Interest or such higher or lesser amount as the Managing Member may determine from time to time and as specified in each Series Designation, as applicable. Persons acquiring Interests through an Initial Offering or Subsequent Offering shall make a Capital Contribution to the Company in an amount equal to the per share price determined in connection with such Initial Offering or Subsequent Offering and multiplied by the number of Interests acquired by such Person in such Initial Offering or Subsequent Offering, as applicable. Persons acquiring Interests in a manner other than through an Initial Offering or Subsequent Offering or pursuant to a Transfer shall make such Capital Contribution as shall be determined by the Managing Member in its sole discretion.

(b)               Except as expressly permitted by the Managing Member, in its sole discretion (i) initial and any additional Capital Contributions to the Company or Series as applicable, by any Member shall be payable in cash and (ii) initial and any additional Capital Contributions shall be payable in one installment and shall be paid prior to the date of the proposed acceptance by the Managing Member of a Person’s admission as a Member to a Series (or a Members application to acquire additional Interests) (or within five (5) Business Days thereafter with the Managing Members approval). No Member shall be required to make an additional Capital Contribution to the Company or Series but may make an additional Capital Contribution to acquire additional Interest at such Member’s sole discretion.

(c)               Except to the extent expressly provided in this Agreement (including any Series Designation): (i) no Member shall be entitled to the withdrawal or return of its Capital Contribution, except to the extent, if any, that distributions made pursuant to this Agreement or upon dissolution or termination of the Company or any Series may be considered as such by law and then only to the extent provided for in this Agreement; (ii) no Member holding any Series of any Interests of a Series shall have priority over any other Member holding the same Series either as to the return of Capital Contributions or as to distributions; (iii) no interest shall be paid by the Company or any Series on any Capital Contributions; and (iv) no Economic Member, in its capacity as such, shall participate in the operation or management of the business of the Company or any Series, transact any business in the Company’s or any Series name or have the power to sign documents for or otherwise bind the Company or any Series by reason of being a Member.

Section 3.3            Series of the Company.

(a)               Establishment of Series. Subject to the provisions of this Agreement, the Managing Member may, at any time and from time to time and in compliance with paragraph (c), cause the Company to establish in writing (each, a “Series Designation”) one or more series, as such term is used under Section 18-215 of the Delaware Act (each a “Series”). The Series Designation shall relate solely to the Series established thereby and shall not be construed: (i) to affect the terms and conditions of any other Series, or (ii) to designate, fix or determine the rights, powers, authority, privileges, preferences, duties, responsibilities, liabilities and obligations in respect of Interests associated with any other Series, or the Members associated therewith. The terms and conditions for each Series established pursuant to this Section shall be as set forth in this Agreement and the Series Designation, as applicable, for the Series. Upon approval of any Series Designation by the Managing Member, such Series Designation shall be attached to this Agreement as an Exhibit until such time as none of such Interests of such Series remain Outstanding.

(b)               Series Operation. Each of the Series shall operate to the extent practicable as if it were a separate limited liability company.

(c)               Series Designation. The Series Designation establishing a Series may: (i) specify a name or names under which the business and affairs of such Series may be conducted; (ii) designate, fix and determine the relative rights, powers, authority, privileges, preferences, duties, responsibilities, liabilities and obligations in respect of Interests of such Series and the Members associated therewith (to the extent such terms differ from those set forth in this Agreement) and (iii) designate or authorize the designation of specific Officers to be associated with such Series. A Series Designation (or any resolution of the Managing Member amending any Series Designation) shall be effective when a duly executed original of the same is included by the Managing Member among the permanent records of the Company, and shall be annexed to, and constitute part of, this Agreement (it being understood and agreed that, upon such effective date, the Series described in such Series Designation shall be deemed to have been established and the Interests of such Series shall be deemed to have been authorized in accordance with the provisions thereof). The Series Designation establishing a Series may set forth specific provisions governing the rights of such Series against a Member associated with such Series who fails to comply with the applicable provisions of this Agreement (including, for the avoidance of doubt, the applicable provisions of such Series Designation). In the event of a conflict between the terms and conditions of this Agreement and a Series Designation, the terms and conditions of the Series Designation shall prevail.

(d)               Assets and Liabilities Associated with a Series.

(i)                 Assets Associated with a Series. All consideration received by the Company for the issuance or sale of Interests of a particular Series, together with all assets in which such consideration is invested or reinvested, and all income, earnings, profits and proceeds thereof, from whatever source derived, including any proceeds derived from the sale, exchange or liquidation of such assets, and any funds or payments derived from any reinvestment of such proceeds, in whatever form the same may be (collectively, the “assets”), shall, subject to the provisions of this Agreement, be held for the benefit of the Series or the Members associated with such Series, and not for the benefit of the Members associated with any other Series, for all purposes, and shall be accounted for and recorded upon the books and records of the Series separately from any assets associated with any other Series. Such assets are herein referred to as “assets associated with” that Series. In the event that there are any assets in relation to the Company that, in the Managing Members reasonable judgment, are not readily associated with a particular Series, the Managing Member shall allocate such assets to, between or among any one or more of the Series, in such manner and on such basis as the Managing Member deems fair and equitable, and in accordance with the Allocation Policy, and any asset so allocated to a particular Series shall thereupon be deemed to be an asset associated with that Series. Each allocation by the Managing Member pursuant to the provisions of this paragraph shall be conclusive and binding upon the Members associated with each and every Series. Separate and distinct records shall be maintained for each and every Series, and the Managing Member shall not commingle the assets of one Series with the assets of any other Series.

(ii)              Liabilities Associated with a Series. All debts, liabilities, expenses, costs, charges, obligations and reserves incurred by, contracted for or otherwise existing (collectively the “liabilities”) with respect to a particular Series shall be charged against the assets associated with that Series. Such liabilities are herein referred to as “liabilities associated with” that Series. In the event that there are any liabilities in relation to the Company that, in the Managing Members reasonable judgment, are not readily associated with a particular Series, the Managing Member shall allocate and charge (including indemnification obligations) such liabilities to, between or among any one or more of the Series, in such manner and on such basis as the Managing Member deems fair and equitable and in accordance with the Allocation Policy, and any liability so allocated and charged to a particular Series shall thereupon be deemed to be a liability associated with that Series. Each allocation by the Managing Member pursuant to the provisions of this Section shall be conclusive and binding upon the Members associated with each and every Series. All liabilities associated with a Series shall be enforceable against the assets associated with that Series only, and not against the assets associated with the Company or any other Series, and except to the extent set forth above, no liabilities shall be enforceable against the assets associated with any Series prior to the allocation and charging of such liabilities as provided above. Any allocation of liabilities that are not readily associated with a particular Series to, between or among one or more of the Series shall not represent a commingling of such Series to pool capital for the purpose of carrying on a trade or business or making common investments and sharing in profits and losses therefrom. The Managing Member has caused notice of this limitation on inter-series liabilities to be set forth in the Certificate of Formation, and, accordingly, the statutory provisions of Section 18-215(b) of the Delaware Act relating to limitations on inter-series liabilities (and the statutory effect under Section 18-207 of the Delaware Act of setting forth such notice in the Certificate of Formation) shall apply to the Company and each Series. Notwithstanding any other provision of this Agreement, no distribution on or in respect of Interests in a particular Series, including, for the avoidance of doubt, any distribution made in connection with the winding up of such Series, shall be effected by the Company other than from the assets associated with that Series, nor shall any Member or former Member associated with a Series otherwise have any right or claim against the assets associated with any other Series (except to the extent that such Member or former Member has such a right or claim hereunder as a Member or former Member associated with such other Series or in a capacity other than as a Member or former Member).

(e)               Ownership of Series Assets. Title to and beneficial interest in Series Assets shall be deemed to be held and owned by the relevant Series and no Member or Members of such Series, individually or collectively, shall have any title to or beneficial interest in specific Series Assets or any portion thereof. Each Member of a Series irrevocably waives any right that it may have to maintain an action for partition with respect to its Interest in the Company, any Series or any Series Assets. Any Series Assets may be held or registered in the name of the relevant Series, in the name of a nominee or as the Managing Member may determine; provided, however, that Series Assets shall be recorded as the assets of the relevant Series on the Company’s books and records, irrespective of the name in which legal title to such Series Assets is held. Any corporation, brokerage firm or transfer agent called upon to transfer any Series Assets to or from the name of any Series shall be entitled to rely upon instructions or assignments signed or purporting to be signed by the Managing Member or its agents without inquiry as to the authority of the Person signing or purporting to sign such instruction or assignment or as to the validity of any transfer to or from the name of such Series.

(f)                Prohibition on Issuance of Preference Interests. No Interests shall entitle any Member to any preemptive, preferential or similar rights unless such preemptive, preferential or similar rights are set forth in the applicable Series Designation on or prior to the date of the Initial Offering of any Interest of such Series (the designation of such preemptive, preferential or similar rights with respect to a Series in the Series Designation, the “Interest Designation”).

Section 3.4            Authorization to Issue Interests.

(a)               The Company may issue Interests, and options, rights and warrants relating to Interests, for any Company or Series purpose at any time and from time to time to such Persons for such consideration (which may be cash, property, services or any other lawful consideration) or for no consideration and on such terms and conditions as the Managing Member shall determine, all without the approval of the Economic Members. Each Interest shall have the rights and be governed by the provisions set forth in this Agreement (including any Series Designation).

(b)               Subject to Section 6.3(a)(i), and unless otherwise provided in the applicable Series Designation, the Company is authorized to issue in respect of each Series an unlimited number of Interests. All Interests issued pursuant to, and in accordance with the requirements of, this ARTICLE III shall be validly issued Interests in the Company, except to the extent otherwise provided in the Delaware Act or this Agreement (including any Series Designation).

Section 3.5            Voting Rights of Interests Generally. Unless otherwise provided in this Agreement or any Series Designation, (i) each Record Holder of Interests shall be entitled to one vote per Interest for all matters submitted for the consent or approval of Members generally, (ii) all Record Holders of Interests (regardless of Series) shall vote together as a single class on all matters as to which all Record Holders of Interests are entitled to vote, (iii) Record Holders of a particular Series of Interests shall be entitled to one vote per Interest for all matters submitted for the consent or approval of the Members of such Series and (iv) the Managing Member or any of its Affiliates shall not be entitled to vote in connection with any Interests they hold pursuant to Section 3.1(h) and no such Interests shall be deemed Outstanding for purposes of any such vote.

Section 3.6            Record Holders. The Company shall be entitled to recognize the Record Holder as the owner of an Interest and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such Interest on the part of any other Person, regardless of whether the Company shall have actual or other notice thereof, except as otherwise provided by law or any applicable rule, regulation, guideline or requirement of any National Securities Exchange or over-the-counter market on which such Interests are listed for trading (if ever). Without limiting the foregoing, when a Person (such as a broker, dealer, bank, trust company or clearing corporation or an agent of any of the foregoing) is acting as nominee, agent or in some other representative capacity for another Person in acquiring or holding Interests, as between the Company on the one hand, and such other Persons on the other, such representative Person shall be the Record Holder of such Interests.

Section 3.7            Splits.

(a)               Subject to paragraph (c) of this Section and Section 3.4, and unless otherwise provided in any Interest Designation, the Company may make a pro rata distribution of Interests of a Series to all Record Holders of such Series, or may effect a subdivision or combination of Interests of any Series, in each case, on an equal per Interest basis and so long as, after any such event, any amounts calculated on a per Interest basis or stated as a number of Interests are proportionately adjusted.

(b)               Whenever such a distribution, subdivision or combination of Interests is declared, the Managing Member shall select a date as of which the distribution, subdivision or combination shall be effective. The Managing Member shall send notice thereof at least twenty (20) days prior to the date of such distribution, subdivision or combination to each Record Holder as of a date not less than ten (10) days prior to the date of such distribution, subdivision or combination. The Managing Member also may cause a firm of independent public accountants selected by it to calculate the number of Interests to be held by each Record Holder after giving effect to such distribution, subdivision or combination. The Managing Member shall be entitled to rely on any certificate provided by such firm as conclusive evidence of the accuracy of such calculation.

(c)               Subject to Section 3.4 and unless otherwise provided in any Series Designation, the Company shall not issue fractional Interests upon any distribution, subdivision or combination of Interests. If a distribution, subdivision or combination of Interests would otherwise result in the issuance of fractional Interests, each fractional Interest shall be rounded to the nearest whole Interest (and a 0.5 Interest shall be rounded to the next higher Interest).

Section 3.8            Agreements. The rights of all Members and the terms of all Interests are subject to the provisions of this Agreement (including any Series Designation).

ARTICLE IV - REGISTRATION AND TRANSFER OF INTERESTS.

Section 4.1            Maintenance of a Register. Subject to the restrictions on Transfer and ownership limitations contained below:

(a)               The Company shall keep or cause to be kept on behalf of the Company and each Series a register that will set forth the Record Holders of each of the Interests and information regarding the Transfer of each of the Interests. The Managing Member is hereby initially appointed as registrar and transfer agent of the Interests, provided that the Managing Member may appoint such third party registrar and transfer agent as it determines appropriate in its sole discretion, for the purpose of registering Interests and Transfers of such Interests as herein provided, including as set forth in any Series Designation.

(b)               Upon acceptance by the Managing Member of the Transfer of any Interest, each transferee of an Interest (i) shall be admitted to the Company as a Substitute Economic Member with respect to the Interests so transferred to such transferee when any such Transfer or admission is reflected in the books and records of the Company, (ii) shall be deemed to agree to be bound by the terms of this Agreement by completing a Form of Adherence to the reasonable satisfaction of the Managing Member in accordance with Section 4.2(g)(ii), (iii) shall become the Record Holder of the Interests so transferred, (iv) grants powers of attorney to the Managing Member and any Liquidator of the Company and each of their authorized officers and attorneys in fact, as the case may be, as specified herein, and (v) makes the consents and waivers contained in this Agreement. The Transfer of any Interests and the admission of any new Economic Member shall not constitute an amendment to this Agreement, and no amendment to this Agreement shall be required for the admission of new Economic Members.

(c)               Nothing contained in this Agreement shall preclude the settlement of any transactions involving Interests entered into through the facilities of any National Securities Exchange or over-the-counter market on which such Interests are listed for trading, if any.

Section 4.2            Ownership Limitations.

(a)               No Transfer of any Economic Members Interest, whether voluntary or involuntary, shall be valid or effective, and no transferee shall become a substituted Economic Member, unless the written consent of the Managing Member has been obtained, which consent may be withheld in its sole and absolute discretion as further described in this Section 4.2. In the event of any Transfer, all of the conditions of the remainder of this Section must also be satisfied. Notwithstanding the foregoing but subject to Section 3.6, assignment of the economic benefits of ownership of Interests may be made without the Managing Members consent, provided that the assignee is not an ineligible or unsuitable investor under applicable law.

(b)               No Transfer of any Economic Members Interests, whether voluntary or involuntary, shall be valid or effective unless the Managing Member determines, after consultation with legal counsel acting for the Company that such Transfer will not, unless waived by the Managing Member:

(i)                 result in the transferee directly or indirectly owning in excess of the Aggregate Ownership Limit;

(ii)              result in there being 2,000 or more beneficial owners (as such term is used under the Exchange Act) or 500 or more beneficial owners that are not accredited investors (as defined under the Securities Act) of any Series of Interests, as specified in Section 12g-1(b)(1) of the Exchange Act, unless such Interests have been registered under the Exchange Act or the Company is otherwise an Exchange Act reporting company;

(iii)            cause all or any portion of the assets of the Company or any Series to constitute plan assets for purposes of ERISA;

(iv)             adversely affect the Company or such Series, or subject the Company, the Series, the Managing Member or any of their respective Affiliates to any additional regulatory or governmental requirements or cause the Company to be disqualified as a limited liability company or subject the Company, any Series, the Managing Member or any of their respective Affiliates to any tax to which it would not otherwise be subject;

(v)               require registration of the Company, any Series or any Interests under any securities laws of the United States of America, any state thereof or any other jurisdiction; or

(vi)             violate or be inconsistent with any representation or warranty made by the transferring Economic Member.

(c)               The transferring Economic Member, or such Economic Members legal representative, shall give the Managing Member prior written notice before making any voluntary Transfer and notice within thirty (30) days after any involuntary Transfer (unless such notice period is otherwise waived by the Managing Member), and shall provide sufficient information to allow legal counsel acting for the Company to make the determination that the proposed Transfer will not result in any of the consequences referred to in paragraphs (b)(i) through (b)(vi) above. If a Transfer occurs by reason of the death of an Economic Member or assignee, the notice may be given by the duly authorized representative of the estate of the Economic Member or assignee. The notice must be supported by proof of legal authority and valid assignment in form and substance acceptable to the Managing Member.

(d)               In the event any Transfer permitted by this Section shall result in beneficial ownership by multiple Persons of any Economic Member’s Interest in the Company, the Managing Member may require one or more trustees or nominees to be designated to represent a portion of or the entire Interest transferred for the purpose of receiving all notices which may be given and all payments which may be made under this Agreement, and for the purpose of exercising the rights which the transferor as an Economic Member had pursuant to the provisions of this Agreement.

(e)               A transferee shall be entitled to any future distributions attributable to the Interests transferred to such transferee and to transfer such Interests in accordance with the terms of this Agreement; provided, however, that such transferee shall not be entitled to the other rights of an Economic Member as a result of such Transfer until he or she becomes a Substitute Economic Member.

(f)                The Company and each Series shall incur no liability for distributions made in good faith to the transferring Economic Member until a written instrument of Transfer has been received by the Company and recorded on its books and the effective date of Transfer has passed.

(g)               Any other provision of this Agreement to the contrary notwithstanding, any Substitute Economic Member shall be bound by the provisions hereof. Prior to recognizing any Transfer in accordance with this Section, the Managing Member may require, in its sole discretion:

(i)                 the transferring Economic Member and each transferee to execute one or more deeds or other instruments of Transfer in a form satisfactory to the Managing Member;

(ii)             each transferee to acknowledge its assumption (in whole or, if the Transfer is in respect of part only, in the proportionate part) of the obligations of the transferring Economic Member by executing a Form of Adherence (or any other equivalent instrument as determined by the Managing Member);

(iii)            each transferee to provide all the information required by the Managing Member to satisfy itself as to anti-money laundering, counter-terrorist financing and sanctions compliance matters; and

(iv)            payment by the transferring Economic Member, in full, of the costs and expenses referred to in paragraph (h) below, and no Transfer shall be completed or recorded in the books of the Company, and no proposed Substitute Economic Member shall be admitted to the Company as an Economic Member, unless and until each of these requirements has been satisfied or, at the sole discretion of the Managing Member, waived.

(h)               The transferring Economic Member shall bear all costs and expenses arising in connection with any proposed Transfer, whether or not the Transfer proceeds to completion, including any legal fees incurred by the Company or any broker or dealer, any costs or expenses in connection with any opinion of counsel, and any transfer taxes and filing fees.

Section 4.3             Transfer of Interests and Obligations of the Managing Member.

(a)               The Managing Member may Transfer all Interests acquired by the Managing Member (including all Interests acquired by the Managing Member in the Initial Offering pursuant to Section 3.1(h)) at any time and from time to time following the closing of the Initial Offering.

(b)               The Economic Members hereby authorize the Managing Member to assign its rights, obligations and title as Managing Member to an Affiliate of the Managing Member without the prior consent of any other Person, and, in connection with such Transfer, designate such Affiliate of the Managing Member as a successor Managing Member provided, that the Managing Member shall notify the applicable Economic Members of such change in the next regular communication to such Economic Members.

(c)               Except as set forth in Section 4.3(b) above, in the event of the resignation of the Managing Member of its rights, obligations and title as Managing Member, the Managing Member shall nominate a successor Managing Member and the vote of a majority of the Interests held by Economic Members shall be required to elect such successor Managing Member. The Managing Member shall continue to serve as the Managing Member of the Company until such date as a successor Managing Member is elected pursuant to the terms of this Section 4.3(c).

Section 4.4             Remedies for Breach. If the Managing Member shall at any time determine in good faith that a Transfer or other event has taken place that results in a violation of this ARTICLE IV, the Managing Member shall take such action as it deems advisable to refuse to give effect to or to prevent such Transfer or other event, including, without limitation, causing the Company to redeem shares, refusing to give effect to such Transfer on the books of the Company or instituting proceedings to enjoin such Transfer or other event.

ARTICLE V - MANAGEMENT AND OPERATION OF THE COMPANY AND EACH SERIES

Section 5.1             Power and Authority of Managing Member. Except as explicitly set forth in this Agreement, the Managing Member, as appointed pursuant to Section 3.1(h) of this Agreement, shall have full power and authority to do, and to direct the Officers to do, all things and on such terms as it determines to be necessary or appropriate to conduct the business of the Company and each Series, to exercise all powers set forth in Section 2.5 and to effectuate the purposes set forth in Section 2.4, in each case without the consent of the Economic Members, including but not limited to the following:

(a)               the making of any expenditures, the lending or borrowing of money, the assumption or guarantee of, or other contracting for, indebtedness and other liabilities, the issuance of evidences of indebtedness, including entering into on behalf of a Series, an Operating Expenses Reimbursement Obligation, or indebtedness that is convertible into Interests, and the incurring of any other obligations;

(b)               the making of tax, regulatory and other filings, or rendering of periodic or other reports to governmental or other agencies having jurisdiction over the business or assets of the Company or any Series (including, but not limited to, the filing of periodic reports on Forms 1-K, 1-SA and 1-U with the U.S. Securities and Exchange Commission), and the making of any tax elections;

(c)                the acquisition, disposition, mortgage, pledge, encumbrance, hypothecation or exchange of any or all of the assets of the Company or any Series or the merger or other combination of the Company with or into another Person and for the avoidance of doubt, any action taken by the Managing Member pursuant to this sub-paragraph shall not require the consent of the Economic Members;

(d)               (i) the use of the assets of the Company (including cash on hand) for any purpose consistent with the terms of this Agreement, including the financing of the conduct of the operations of the Company and the repayment of obligations of the Company and (ii) the use of the assets of a Series (including cash on hand) for any purpose consistent with the terms of this Agreement, including the financing of the conduct of the operations of such Series and the repayment of obligations of such Series;

(e)                the negotiation, execution and performance of any contracts, conveyances or other instruments (including instruments that limit the liability of the Company or any Series under contractual arrangements to all or particular assets of the Company or any Series);

(f)                 the declaration and payment of distributions of Free Cash Flows or other assets to Members associated with a Series;

(g)                the election and removal of Officers of the Company or associated with any Series;

(h)                the appointment of the Asset Manager in accordance with the terms of this Agreement;

(i)                 the selection, retention and dismissal of employees, agents, outside attorneys, accountants, consultants and contractors and the determination of their compensation and other terms of employment, retention or hiring, and the payment of fees, expenses, salaries, wages and other compensation to such Persons;

(j)                 the solicitation of proxies from holders of any Series of Interests issued on or after the date of this Agreement that entitles the holders thereof to vote on any matter submitted for consent or approval of Economic Members under this Agreement;

(k)                the maintenance of insurance for the benefit of the Company, any Series and the Indemnified Persons and the reinvestment by the Managing Member in its sole discretion, of any proceeds received by such Series from an insurance claim in a replacement Series Asset which is substantially similar to that which comprised the Series Asset prior to the event giving rise to such insurance payment;

(l)                 the formation of, or acquisition or disposition of an interest in, and the contribution of property and the making of loans to, any limited or general partnership, joint venture, corporation, limited liability company or other entity or arrangement;

(m)                the placement of any Free Cash Flow funds in deposit accounts in the name of a Series or of a custodian for the account of a Series, or to invest those Free Cash Flow funds in any other investments for the account of such Series, in each case pending the application of those Free Cash Flow funds in meeting liabilities of the Series or making distributions or other payments to the Members (as the case may be);

(n)                the control of any matters affecting the rights and obligations of the Company or any Series, including the bringing, prosecuting and defending of actions at law or in equity and otherwise engaging in the conduct of litigation, arbitration or remediation, and the incurring of legal expense and the settlement of claims and litigation, including in respect of taxes;

(o)                the indemnification of any Person against liabilities and contingencies to the maximum extent permitted by law;

(p)                the giving of consent of or voting by the Company or any Series in respect of any securities that may be owned by the Company or such Series;

(q)                the waiver of any condition or other matter by the Company or any Series;

(r)                 the entering into of listing agreements with any National Securities Exchange or over-the-counter market and the delisting of some or all of the Interests from, or requesting that trading be suspended on, any such exchange or market;

(s)                 the issuance, sale or other disposition, and the purchase or other acquisition, of Interests or options, rights or warrants relating to Interests;

(t)                  the registration of any offer, issuance, sale or resale of Interests or other securities or any Series issued or to be issued by the Company under the Securities Act and any other applicable securities laws (including any resale of Interests or other securities by Members or other security holders);

(u)                the execution and delivery of agreements with Affiliates of the Company or other Persons to render services to the Company or any Series;

(v)                the adoption, amendment and repeal of the Allocation Policy;

(w)               the selection of auditors for the Company and any Series;

(x)                the selection of any transfer agent or depositor for any securities of the Company or any Series, and the entry into such agreements and provision of such other information as shall be required for such transfer agent or depositor to perform its applicable functions; and

(y)                unless otherwise provided in this Agreement or the Series Designation, the calling of a vote of the Economic Members as to any matter to be voted on by all Economic Members of the Company or if a particular Series, as applicable.

The authority and functions of the Managing Member, on the one hand, and of the Officers, on the other hand, shall be identical to the authority and functions of the board of directors and officers, respectively, of a corporation organized under the DGCL in addition to the powers that now or hereafter can be granted to managers under the Delaware Act. No Economic Member, by virtue of its status as such, shall have any management power over the business and affairs of the Company or any Series or actual or apparent authority to enter into, execute or deliver contracts on behalf of, or to otherwise bind, the Company or any Series.

Section 5.2             Determinations by the Managing Member. In furtherance of the authority granted to the Managing Member pursuant to Section 5.1 of this Agreement, the determination as to any of the following matters, made in good faith by or pursuant to the direction of the Managing Member consistent with this Agreement, shall be final and conclusive and shall be binding upon the Company and each Series and every holder of Interests:

(a)                the amount of Free Cash Flow of any Series for any period and the amount of assets at any time legally available for the payment of distributions on Interests of any Series;

(b)                the amount of paid in surplus, net assets, other surplus, annual or other cash flow, funds from operations, net profit, net assets in excess of capital, undivided profits or excess of profits over losses on sales of assets; the amount, purpose, time of creation, increase or decrease, alteration or cancellation of any reserves or charges and the propriety thereof (whether or not any obligation or liability for which such reserves or charges shall have been created shall have been paid or discharged);

(c)                any interpretation of the terms, preferences, conversion or other rights, voting powers or rights, restrictions, limitations as to distributions, qualifications or terms or conditions of redemption of any Series;

(d)                the fair value, or any sale, bid or asked price to be applied in determining the fair value, of any asset owned or held by any Series or of any Interests;

(e)                the number of Interests within a Series;

(f)                 any matter relating to the acquisition, holding and disposition of any assets by any Series;

(g)                the evaluation of any competing interests among the Series and the resolution of any conflicts of interests among the Series;

(h)                each of the matters set forth in Section 5.1(a) through Section 5.1(y); or

(i)                  any other matter relating to the business and affairs of the Company or any Series or required or permitted by applicable law, this Agreement or otherwise to be determined by the Managing Member.

Section 5.3             Delegation. The Managing Member may delegate to any Person or Persons any of the powers and authority vested in it hereunder, and may engage such Person or Persons to provide administrative, compliance, technological and accounting services to the Company, on such terms and conditions as it may consider appropriate.

Section 5.4             Advisory Board.

(a)                The Managing Member may, in its sole discretion, establish an “Advisory Board” comprised of members of the Managing Member’s expert network and external advisors. The Advisory Board will be available to provide guidance to the Managing Member on the strategy and progress of the Company. Additionally, the Advisory Board may: (i) be consulted with by the Managing Member in connection with the acquisition and disposal of a Series Asset, (ii) conduct an annual review of the Company’s acquisition policy, (iii) provide guidance with respect to, material conflicts arising or that are reasonably likely to arise with the Managing Member, on the one hand, and the Company, a Series or the Economic Members, on the other hand, or the Company or a Series, on the one hand, and another Series, on the other hand, (iv) approve any material transaction between the Company or a Series and the Managing Member or any of its Affiliates, another Series or an Economic Member (other than the purchase of Interest in such Series), and (v) provide guidance with respect to the insurance costs, security costs and maintenance costs specific to each individual Series Asset, and review fees, expenses, assets, revenues and availability of funds for distribution with respect to each Series on an annual basis.

(b)               If the Advisory Board determines that any member of the Advisory Board’s interests conflict to a material extent with the interests of a Series or the Company as a whole, such member of the Advisory Board shall be excluded from participating in any discussion of the matters to which that conflict relates and shall not participate in the provision of guidance to the Managing Member in respect of such matters, unless a majority of the other members of the Advisory Board determines otherwise.

(c)               The members of the Advisory Board shall not be entitled to compensation by the Company or any Series in connection with their role as members of the Advisory Board (including compensation for attendance at meetings of the Advisory Board), provided, however, the Company or any applicable Series shall reimburse a member of the Advisory Board for any out of pocket expenses or Operating Expenses actually incurred by it or any of its Affiliates on behalf of the Company or a Series when acting upon the Managing Members instructions or pursuant to a written agreement between the Company or a Series and such member of the Advisory Board or its Affiliates.

(d)               The members of the Advisory Board shall not be deemed managers or other persons with duties to the Company or any Series (under Sections 18-1101 or 18-1104 of the Delaware Act or under any other applicable law or in equity) and shall have no fiduciary duty to the Company or any Series. The Managing Member shall be entitled to rely upon, and shall be fully protected in relying upon, reports and information of the Advisory Board to the extent the Managing Member reasonably believes that such matters are within the professional or expert competence of the members of the Advisory Board, and shall be protected under Section 18-406 of the Delaware Act in relying thereon.

Section 5.5              Exculpation, Indemnification, Advances and Insurance.

(a)               Subject to other applicable provisions of this ARTICLE V including Section 5.7, the Indemnified Persons shall not be liable to the Company, any Series or the Members for any acts or omissions by any of the Indemnified Persons arising from the exercise of their rights or performance of their duties and obligations in connection with the Company or any Series, this Agreement or any investment made or held by the Company or any Series, including with respect to any acts or omissions made while serving at the request of the Company or on behalf of any Series as an officer, director, member, partner, fiduciary or trustee of another Person, other than such acts or omissions that have been determined in a final, non-appealable decision of a court of competent jurisdiction to constitute willful misconduct or gross negligence. The Indemnified Persons shall be indemnified by the Company and, to the extent Expenses and Liabilities are associated with any Series, each such Series, in each case, to the fullest extent permitted by law, against all expenses and liabilities (including judgments, fines, penalties, interest, amounts paid in settlement with the approval of the Company and counsel fees and disbursements on a solicitor and client basis) (collectively, “Expenses and Liabilities”) arising from the performance of any of their duties or obligations in connection with their service to the Company or each such Series or this Agreement, or any investment made or held by the Company, each such Series, including in connection with any civil, criminal, administrative, investigative or other action, suit or proceeding to which any such Person may hereafter be made party by reason of being or having been a manager of the Company or such Series under Delaware law, an Officer of the Company or associated with such Series, a member of the Advisory Board or an officer, director, member, partner, fiduciary or trustee of another Person, provided that this indemnification shall not cover Expenses and Liabilities that arise out of the acts or omissions of any Indemnified Person that have been determined in a final, non-appealable decision of a court, arbitrator or other tribunal of competent jurisdiction to have resulted primarily from such Indemnified Person’s willful misconduct or gross negligence. Without limitation, the foregoing indemnity shall extend to any liability of any Indemnified Person, pursuant to a loan guaranty or otherwise, for any indebtedness of the Company or any Series (including any indebtedness which the Company or any Series has assumed or taken subject to), and the Managing Member or the Officers are hereby authorized and empowered, on behalf of the Company or any Series, to enter into one or more indemnity agreements consistent with the provisions of this Section in favor of any Indemnified Person having or potentially having liability for any such indebtedness. It is the intention of this paragraph that the Company and each applicable Series indemnify each Indemnified Person to the fullest extent permitted by law, provided that this indemnification shall not cover Expenses and Liabilities that arise out of the acts or omissions of any Indemnified Person that have been determined in a final, non-appealable decision of a court, arbitrator or other tribunal of competent jurisdiction to have resulted primarily from such Indemnified Persons willful misconduct or gross negligence.

(b)               The provisions of this Agreement, to the extent they restrict the duties and liabilities of an Indemnified Person otherwise existing at law or in equity, including Section 5.7, are agreed by each Member to modify such duties and liabilities of the Indemnified Person to the maximum extent permitted by law.

(c)               Any indemnification under this Section (unless ordered by a court) shall be made by each applicable Series. To the extent, however, that an Indemnified Person has been successful on the merits or otherwise in defense of any action, suit or proceeding described above, or in defense of any claim, issue or matter therein, such Indemnified Person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such Indemnified Person in connection therewith.

(d)                Any Indemnified Person may apply to the Court of Chancery of the State of Delaware or any other court of competent jurisdiction in the State of Delaware for indemnification to the extent otherwise permissible under paragraph (a). The basis of such indemnification by a court shall be a determination by such court that indemnification of the Indemnified Person is proper in the circumstances because such Indemnified Person has met the applicable standards of conduct set forth in paragraph (a). Neither a contrary determination in the specific case under paragraph (c) nor the absence of any determination thereunder shall be a defense to such application or create a presumption that the Indemnified Person seeking indemnification has not met any applicable standard of conduct. Notice of any application for indemnification pursuant to this paragraph shall be given to the Company promptly upon the filing of such application. If successful, in whole or in part, the Indemnified Person seeking indemnification shall also be entitled to be paid the expense of prosecuting such application.

(e)                To the fullest extent permitted by law, expenses (including attorneys’ fees) incurred by an Indemnified Person in defending any civil, criminal, administrative or investigative action, suit or proceeding may, at the option of the Managing Member, be paid by each applicable Series in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such Indemnified Person to repay such amount if it shall ultimately be determined that such Indemnified Person is not entitled to be indemnified by each such Series as authorized in this Section.

(f)                The indemnification and advancement of expenses provided by or granted pursuant to this Section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under this Agreement, or any other agreement (including without limitation any Series Designation), vote of Members or otherwise, and shall continue as to an Indemnified Person who has ceased to serve in such capacity and shall inure to the benefit of the heirs, successors, assigns and administrators of the Indemnified Person unless otherwise provided in a written agreement with such Indemnified Person or in the writing pursuant to which such Indemnified Person is indemnified, it being the policy of the Company that indemnification of the persons specified in paragraph (a) shall be made to the fullest extent permitted by law. The provisions of this Section shall not be deemed to preclude the indemnification of any Person who is not specified in paragraph (a) but whom the Company or an applicable Series has the power or obligation to indemnify under the provisions of the Delaware Act.

(g)               The Company and any Series may, but shall not be obligated to, purchase and maintain insurance on behalf of any Person entitled to indemnification under this Section against any liability asserted against such Person and incurred by such Person in any capacity to which they are entitled to indemnification hereunder, or arising out of such Persons status as such, whether or not the Company would have the power or the obligation to indemnify such Person against such liability under the provisions of this Section.

(h)               The indemnification and advancement of expenses provided by, or granted pursuant to, this Section shall, unless otherwise provided when authorized or ratified, inure to the benefit of the heirs, executors and administrators of any Person entitled to indemnification under this Section.

(i)                 The Company and any Series may, to the extent authorized from time to time by the Managing Member, provide rights to indemnification and to the advancement of expenses to employees and agents of the Company or such Series.

(j)                 If this Section or any portion of this Section shall be invalidated on any ground by a court of competent jurisdiction each applicable Series shall nevertheless indemnify each Indemnified Person as to expenses (including attorneys’ fees), judgments, fines, and amounts paid in settlement with respect to any action, suit, proceeding or investigation, whether civil, criminal or administrative, including a grand jury proceeding or action or suit brought by or in the right of the Company, to the full extent permitted by any applicable portion of this Section that shall not have been invalidated.

(k)               Each of the Indemnified Persons may, in the performance of his, her or its duties, consult with legal counsel, accountants, and other experts, and any act or omission by such Person on behalf of the Company or any Series in furtherance of the interests of the Company or such Series in good faith in reliance upon, and in accordance with, the advice of such legal counsel, accountants or other experts will be full justification for any such act or omission, and such Person will be fully protected for such acts and omissions; provided that such legal counsel, accountants, or other experts were selected with reasonable care by or on behalf of such Indemnified Person.

(l)                 An Indemnified Person shall not be denied indemnification in whole or in part under this Section because the Indemnified Person had an interest in the transaction with respect to which the indemnification applies if the transaction was otherwise permitted by the terms of this Agreement.

(m)              Any liabilities which an Indemnified Person incurs as a result of acting on behalf of the Company or any Series (whether as a fiduciary or otherwise) in connection with the operation, administration or maintenance of an employee benefit plan or any related trust or funding mechanism (whether such liabilities are in the form of excise taxes assessed by the Internal Revenue Service, penalties assessed by the Department of Labor, restitutions to such a plan or trust or other funding mechanism or to a participant or beneficiary of such plan, trust or other funding mechanism, or otherwise) shall be treated as liabilities indemnifiable under this Section, to the maximum extent permitted by law.

(n)               The Managing Member shall, in the performance of its duties, be fully protected in relying in good faith upon the records of the Company and any Series and on such information, opinions, reports or statements presented to the Company by any of the Officers or employees of the Company or associated with any Series, or by any other Person as to matters the Managing Member reasonably believes are within such other Persons professional or expert competence (including, without limitation, the Advisory Board).

(o)               Any amendment, modification or repeal of this Section or any provision hereof shall be prospective only and shall not in any way affect the limitations on the liability of or other rights of any indemnitee under this Section as in effect immediately prior to such amendment, modification or repeal with respect to claims arising from or relating to matters occurring, in whole or in part, prior to such amendment, modification or repeal, regardless of when such claims may arise or be asserted and provided such Person became an indemnitee hereunder prior to such amendment, modification or repeal.

Section 5.6             Duties of Officers.

(a)                Except as set forth in Sections 5.5 and 5.7, as otherwise expressly provided in this Agreement or required by the Delaware Act, (i) the duties and obligations owed to the Company by the Officers shall be the same as the duties and obligations owed to a corporation organized under DGCL by its officers, and (ii) the duties and obligations owed to the Members by the Officers shall be the same as the duties and obligations owed to the stockholders of a corporation under the DGCL by its officers.

(b)               The Managing Member shall have the right to exercise any of the powers granted to it by this Agreement and perform any of the duties imposed upon it thereunder either directly or by or through the duly authorized Officers of the Company or associated with a Series, and the Managing Member shall not be responsible for the misconduct or negligence on the part of any such Officer duly appointed or duly authorized by the Managing Member in good faith.

Section 5.7             Standards of Conduct and Modification of Duties of the Managing Member. Notwithstanding anything to the contrary herein or under any applicable law, including, without limitation, Section 18-1101(c) of the Delaware Act, the Managing Member, in exercising its rights hereunder in its capacity as the managing member of the Company, shall be entitled to consider only such interests and factors as it desires, including its own interests, and shall have no duty or obligation (fiduciary or otherwise) to give any consideration to any interest of or factors affecting the Company, any Series or any Economic Members, and shall not be subject to any other or different standards imposed by this Agreement, any other agreement contemplated hereby, under the Delaware Act or under any other applicable law or in equity. The Managing Member shall not have any duty (including any fiduciary duty) to the Company, any Series, the Economic Members or any other Person, including any fiduciary duty associated with self-dealing or corporate opportunities, all of which are hereby expressly waived. This Section shall not in any way reduce or otherwise limit the specific obligations of the Managing Member expressly provided in this Agreement or in any other agreement with the Company or any Series.

Section 5.8             Reliance by Third Parties. Notwithstanding anything to the contrary in this Agreement, any Person dealing with the Company or any Series shall be entitled to assume that the Managing Member and any Officer of the Company or any Series has full power and authority to encumber, sell or otherwise use in any manner any and all assets of the Company or such Series and to enter into any contracts on behalf of the Company or such Series, and such Person shall be entitled to deal with the Managing Member or any Officer as if it were the Company’s or such Series sole party in interest, both legally and beneficially. Each Economic Member hereby waives, to the fullest extent permitted by law, any and all defenses or other remedies that may be available against such Person to contest, negate or disaffirm any action of the Managing Member or any Officer in connection with any such dealing. In no event shall any Person dealing with the Managing Member or any Officer or its representatives be obligated to ascertain that the terms of this Agreement have been complied with or to inquire into the necessity or expedience of any act or action of the Managing Member or any Officer or its representatives. Each and every certificate, document or other instrument executed on behalf of the Company or any Series by the Managing Member or any Officer or its representatives shall be conclusive evidence in favor of any and every Person relying thereon or claiming thereunder that (a) at the time of the execution and delivery of such certificate, document or instrument, this Agreement were in full force and effect, (b) the Person executing and delivering such certificate, document or instrument was duly authorized and empowered to do so for and on behalf of the Company or any Series and (c) such certificate, document or instrument was duly executed and delivered in accordance with the terms and provisions of this Agreement and is binding upon the Company or the applicable Series.

Section 5.9             Certain Conflicts of Interest. The resolution of any Conflict of Interest approved by the Advisory Board shall be conclusively deemed to be fair and reasonable to the Company and the Members and not a breach of any duty hereunder at law, in equity or otherwise.

Section 5.10           Appointment of the Asset Manager. The Managing Member exercises ultimate authority over the Series Assets. Pursuant to Section 5.3, the Managing Member has the right to delegate its responsibilities under this Agreement in respect of the management of the Series Assets. The Managing Member may either act as the Asset Manager or may appoint the Asset Manager to manage the Series Assets on a discretionary basis, and to exercise, to the exclusion of the Managing Member (but under the supervision and authority of the Managing Member), all the powers, rights and discretions conferred on the Managing Member in respect of the Series Assets and, the Managing Member on behalf of each Series, will enter into an Asset Management Agreement pursuant to which the Asset Manager is formally appointed to manage the Series Assets. The consideration payable to the Asset Manager for managing the Series Assets will be the Management Fee.

ARTICLE VI - FEES AND EXPENSES

Section 6.1             Cost to acquire the Series Asset; Brokerage Fee; Offering Expenses; Acquisition Expenses; Sourcing Fee. The following fees, costs and expenses in connection with any Initial Offering and the sourcing and acquisition of a Series Asset shall be borne by the relevant Series (except in the case of an unsuccessful Initial or Subsequent Offering in which case all Abort Costs shall be borne by the Managing Member, and except to the extent assumed by the Managing Member in writing):

(a)               Cost to acquire the Series Asset;

(b)               Brokerage Fee;

(c)               Offering Expenses

(d)               Acquisition Expenses; and

(e)               Sourcing Fee.

Section 6.2             Operating Expenses; Dissolution Fees. Each Series shall be responsible for its Operating Expenses, all costs and expenses incidental to the termination and winding up of such Series and its share of the costs and expenses incidental to the termination and winding up of the Company as allocated to it in accordance with Section 6.4.

Section 6.3             Excess Operating Expenses; Further Issuance of Interests; Operating Expenses Reimbursement Obligation(s).

(a)               If there are not sufficient cash reserves of, or revenues generated by, a Series to meet its Operating Expenses, the Managing Member may:

(i)              issue additional Interests in such Series in accordance with Section 3.4. Economic Members shall be notified in writing at least 10 Business Days in advance of any proposal by the Managing Member to issue additional Interests pursuant to this Section; and/or

(ii)             pay such excess Operating Expenses and not seek reimbursement; and/or

(iii)            enter into an agreement pursuant to which the Managing Member loans to the Company an amount equal to the remaining excess Operating Expenses (the Operating Expenses Reimbursement Obligation(s)). The Managing Member, in its sole discretion, may impose a reasonable rate of interest (a rate no less than the Applicable Federal Rate (as defined in the Code)) on any Operating Expenses Reimbursement Obligation. The Operating Expenses Reimbursement Obligation(s) shall become repayable when cash becomes available for such purpose in accordance with ARTICLE VII.

Section 6.4             Allocation of Expenses. Any Brokerage Fee, Offering Expenses, Acquisition Expenses, Sourcing Fee and Operating Expenses shall be allocated by the Managing Member in accordance with the Allocation Policy.

Section 6.5             Overhead of the Managing Member. The Managing Member shall pay and the Economic Members shall not bear the cost of: (i) any annual administration fee to the Broker or such other amount as is agreed between the Broker and the Managing Member from time to time, (ii) all of the ordinary overhead and administrative expenses of the Managing Member including, without limitation, all costs and expenses on account of rent, utilities, insurance, office supplies, office equipment, secretarial expenses, stationery, charges for furniture, fixtures and equipment, payroll taxes, travel, entertainment, salaries and bonuses, but excluding any Operating Expenses, (iii) any Abort Costs, and (iv) such other amounts in respect of any Series as it shall agree in writing or as is explicitly set forth in any Offering Document.

ARTICLE VII – DISTRIBUTIONS

Section 7.1             Application of Cash. Subject to Section 7.3, ARTICLE XI and any Interest Designation, any Free Cash Flows of each Series after (i) repayment of any amounts outstanding under Operating Expenses Reimbursement Obligations including any accrued interest as there may be and (ii) the creation of such reserves as the Managing Member deems necessary, in its sole discretion, to meet future Operating Expenses, shall be applied and distributed: (i) 50% by way of distribution to the Members of such Series, net of corporate income taxes owed by such Series (pro rata to their Interests and which, for the avoidance of doubt, may include the Managing Member or its Affiliates), and (ii) 50% to the Asset Manager in payment of the Management Fee, except to the extent waived by the Asset Manager, in its sole discretion.

Section 7.2             Application of Amounts upon the Liquidation of a Series. Subject to Section 7.3 and ARTICLE XI and any Interest Designation, any amounts available for distribution following the liquidation of a Series, net of any fees, costs and liabilities (as determined by the Managing Member in its sole discretion), shall be applied and distributed 100% to the Members (pro rata to their Interests and which, for the avoidance of doubt, may include the Managing Member and its Affiliates).

Section 7.3             Timing of Distributions.

(a)                Subject to the applicable provisions of the Delaware Act and except as otherwise provided herein, the Managing Member shall pay distributions to the Members associated with such Series pursuant to Section 7.1 and may make semi-annual distributions, at such times as the Managing Member shall reasonably determine, and pursuant to Section 7.2, as soon as reasonably practicable after the relevant amounts have been received by the Series; provided that, the Managing Member shall not be obliged to make any distribution pursuant to this Section (i) unless there are sufficient amounts available for such distribution, or (ii) which, in the reasonable opinion of the Managing Member, would or might leave the Company or such Series with insufficient funds to meet any future contemplated obligations or contingencies including to meet any Operating Expenses and outstanding Operating Expenses Reimbursement Obligations (and the Managing Member is hereby authorized to retain any amounts within the Company to create a reserve to meet any such obligations or contingencies), or which otherwise may result in the Company or such Series having unreasonably small capital for the Company or such Series to continue its business as a going concern. Subject to the terms of any Series Designation (including, without limitation, the preferential rights, if any, of holders of any other class of Interests of the applicable Series), distributions shall be paid to the holders of the Interests of a Series on an equal per Interest basis as of the Record Date selected by the Managing Member. Notwithstanding any provision to the contrary contained in this Agreement, the Company shall not be required to make a distribution to any Member on account of its interest in any Series if such distribution would violate the Delaware Act or other applicable law.

(b)                Notwithstanding Section 7.2 and Section 7.3(a), in the event of the termination and liquidation of a Series, all distributions shall be made in accordance with, and subject to the terms and conditions of, ARTICLE XI.

(c)                Each distribution in respect of any Interests of a Series shall be paid by the Company, directly or through any other Person or agent, only to the Record Holder of such Interests as of the Record Date set for such distribution. Such payment shall constitute full payment and satisfaction of the Company’s and such Series liability in respect of such payment, regardless of any claim of any Person who may have an interest in such payment by reason of an assignment or otherwise.

Section 7.4              Distributions in kind. Distributions in kind of the entire or part of a Series Asset to Members are prohibited.

ARTICLE VIII - BOOKS, RECORDS, ACCOUNTING AND REPORTS

Section 8.1             Records and Accounting.

(a)                The Managing Member shall keep or cause to be kept at the principal office of the Company or such other place as determined by the Managing Member appropriate books and records with respect to the business of the Company and each Series, including all books and records necessary to provide to the Economic Members any information required to be provided pursuant to this Agreement or applicable law. Any books and records maintained by or on behalf of the Company or any Series in the regular course of its business, including the record of the Members, books of account and records of Company or Series proceedings, may be kept in such electronic form as may be determined by the Managing Member; provided, that the books and records so maintained are convertible into clearly legible written form within a reasonable period of time. The books of the Company shall be maintained, for tax and financial reporting purposes, on an accrual basis in accordance with U.S. GAAP, unless otherwise required by applicable law or other regulatory disclosure requirement.

(b)                Each Member shall have the right, upon reasonable demand for any purpose reasonably related to the Member’s Interest as a member of the Company (as reasonably determined by the Managing Member) to such information pertaining to the Company as a whole and to each Series in which such Member has an Interest, as provided in Section 18-305 of the Delaware Act; provided, that prior to such Member having the ability to access such information, the Managing Member shall be permitted to require such Member to enter into a confidentiality agreement in form and substance reasonably acceptable to the Managing Member. For the avoidance of doubt, except as may be required pursuant to Article X, a Member shall only have access to the information (including any Series Designation) referenced with respect to any Series in which such Member has an Interest and not to any Series in which such Member does not have an Interest.

(c)                Except as otherwise set forth in the applicable Series Designation, within 120 calendar days after the end of the fiscal year and 90 calendar days after the end of the semi-annual reporting date, the Managing Member shall use its commercially reasonable efforts to circulate to each Economic Member electronically by e-mail or made available via an online platform:

(i)                 a financial statement of such Series prepared in accordance with U.S. GAAP, which includes a balance sheet, profit and loss statement and a cash flow statement; and

(ii)                confirmation of the number of Interests in each Series Outstanding as of the end of the most recent fiscal year;

provided, that notwithstanding the foregoing, if the Company or any Series is required to disclose financial information pursuant to the Securities Act or the Exchange Act (including without limitations periodic reports under the Exchange Act or under Rule 257 under Regulation A of the Securities Act), then compliance with such provisions shall be deemed compliance with this Section 8.1(c) and no further or earlier financial reports shall be required to be provided to the Economic Members of the applicable Series with such reporting requirement.

Section 8.2             Fiscal Year. Unless otherwise provided in a Series Designation, the fiscal year for tax and financial reporting purposes of each Series shall be a calendar year ending December 31 unless otherwise required by the Code. The fiscal year for financial reporting purposes of the Company shall be a calendar year ending December 31.

ARTICLE IX - TAX MATTERS

The Company intends for it and each Series to be taxed as a partnership or a disregarded entity for federal income tax purposes and will not make any election or take any action that could cause it to be treated as an association taxable as a corporation under Subchapter C of the Code.

 Section 9.1           Appointment. The Chief Executive Officer of the Company or the Manager is hereby appointed as the “tax matters partner” (as defined in Code Section 6231 prior to its amendment by the Bipartisan Budget Act of 2015 (“BBA”)) (the “Tax Matters Member”) and the “partnership representative” (the “Partnership Representative”) as provided in Code Section 6223(a) (as amended by the BBA). The Tax Matters Member or Partnership Representative may resign at any time. The Tax Matters Member or Partnership Representative may be removed at any time by the Manager. Upon resignation, death, or removal of the Tax Matters Member or Partnership Representative, the Manager will select the successor Tax Matters Member or Partnership Representative.

Section 9.2           Tax Examinations and Audits. The Tax Matters Member and Partnership Representative are each authorized and required to represent the Company (at the Company’s expense) in connection with all examinations of the Company’s affairs by any taxing authority, including resulting administrative and judicial proceedings, and to expend Company funds for professional services and costs associated therewith. Each Member agrees that such Member will not independently act with respect to tax audits or tax litigation of the Company, unless previously authorized to do so in writing by the Tax Matters Member or Partnership Representative, which authorization may be withheld by the Tax Matters Member or Partnership Representative in its sole discretion. The Tax Matters Member or Partnership Representative has sole discretion to determine whether the Company (either on its own behalf or on behalf of the Members) will contest or continue to contest any tax deficiencies assessed or proposed to be assessed by any taxing authority.

Section 9.3            Income Tax Elections. Except as otherwise provided herein, each of the Tax Matters Member and Partnership Representative has the sole discretion to make any determination regarding income tax elections it deems advisable on behalf of the Company, including (1) the election out of the partnership audit procedures enacted under Section 1101 of the BBA (the “BBA Procedures”) for tax years beginning on or after January 1, 2019 pursuant to Code Section 6221(b) (as amended by the BBA); and (2) for any year in which applicable law and regulations do not permit the Company to elect out of the BBA Procedures, the election of the alternative procedure under Code Section 6226, as amended by Section 1101 of the BBA.

Section 9.4            Tax Returns. Each Member agrees that such Member will not treat any Company item inconsistently on such Member’s federal, state, foreign or other income tax return with the treatment of the item on the Company’s return.

Section 9.5            Survival of Obligations. The obligations of each Member or former Member under this Section survive the transfer or redemption by such Member of its Interests and the termination of this Agreement or dissolution of the Company (or any Series with which a Member was associated). Each Member acknowledges and agrees that, notwithstanding the transfer or redemption of all or a portion of its Interest in the Company or any Series, it may remain liable for tax liabilities with respect to its allocable share of income and gain of the Company for the Company’s taxable years (or portions thereof) prior to such transfer or redemption.

ARTICLE X - REMOVAL OF THE MANAGING MEMBER

Economic Members of the Company acting by way of a Super Majority Vote may elect to remove the Managing Member at any time if the Managing Member is found by a non-appealable judgment of a court of competent jurisdiction to have committed fraud in connection with a Series or the Company and which has a material adverse effect the Company. The Managing Member shall call a meeting of all of the Economic Members of the Company within 30 calendar days of such final non-appealable judgment of a court of competent jurisdiction, at which the Economic Members may (i) by Super Majority Vote, remove the Managing Member of the Company and each relevant Series in accordance with this ARTICLE X and (ii) if the Managing Member is so removed, by a plurality, appoint a replacement Managing Member or the liquidation and dissolution and termination the Company and each of the Series in accordance with ARTICLE XI. If the Managing Member fails to call a meeting as required by this Article X, then any Economic Member shall have the ability to demand a list of all Record Holders of the Company pursuant to Section 8.1(b) and to call a meeting at which such a vote shall be taken. In the event of its removal, the Managing Member shall be entitled to receive all amounts that have accrued and are then currently due and payable to it pursuant to this Agreement but shall forfeit its right to any future distributions. If the Managing Member of a Series and the Asset Manager of a Series shall be the same Person or controlled Affiliates, then the Managing Members appointment as Asset Manager of such Series shall concurrently automatically terminate. Prior to its admission as a Managing Member of any Series, any replacement Managing Member shall acquire the Interests held by the departing Managing Member in such Series for fair market value and in cash immediately payable on the Transfer of such Interests and appoint a replacement Asset Manager on the same terms and conditions set forth herein and in the Asset Management Agreement. For the avoidance of doubt, if the Managing Member is removed as Managing Member of the Company it shall also cease to be Managing Member of each of the Series.

ARTICLE XI - DISSOLUTION, TERMINATION AND LIQUIDATION

Section 11.1          Dissolution and Termination.

(a)               The Company shall not be dissolved by the admission of Substitute Economic Members or Additional Economic Members or the withdrawal of a transferring Member following a Transfer associated with any Series. The Company shall dissolve, and its affairs shall be wound up, upon:

(i)                 an election to dissolve the Company by the Managing Member;

(ii)              the sale, exchange or other disposition of all or substantially all of the assets and properties of all Series (which shall include the obsolesce of the Series Assets) and the subsequent election to dissolve the Company by the Managing Member;

(iii)            the entry of a decree of judicial dissolution of the Company pursuant to the provisions of the Delaware Act;

(iv)             at any time that there are no Members of the Company, unless the business of the Company is continued in accordance with the Delaware Act; or

(v)              a vote by the Economic Members to dissolve the Company following the for-cause removal of the Managing Member in accordance with ARTICLE X.

(b)               A Series shall not be terminated by the admission of Substitute Economic Members or Additional Economic Members or the withdrawal of a transferring Member following a Transfer associated with any Series. Unless otherwise provided in the Series Designation, a Series shall terminate, and its affairs shall be wound up, upon:

(i)                 the dissolution of the Company pursuant to Section 11.1(a);

(ii)              the sale, exchange or other disposition of all or substantially all of the assets and properties of such Series (which shall include the obsolesce of the Series Asset) and the subsequent election to dissolve the Company by the Managing Member. The termination of the Series pursuant to this sub-paragraph shall not require the consent of the Economic Members;

(iii)            an event set forth as an event of termination of such Series in the Series Designation establishing such Series;

(iv)             an election to terminate the Series by the Managing Member; or

(v)               at any time that there are no Members of such Series, unless the business of such Series is continued in accordance with the Delaware Act.

(c)               The dissolution of the Company or any Series pursuant to Section 18-801(a)(3) of the Delaware Act shall be strictly prohibited.

Section 11.2        Liquidator. Upon dissolution of the Company or termination of any Series, the Managing Member shall select one or more Persons (which may be the Managing Member) to act as Liquidator.

In the case of a dissolution of the Company, (i) the Liquidator shall be entitled to receive compensation for its services as Liquidator; (ii) the Liquidator shall agree not to resign at any time without 15 days prior notice to the Managing Member and may be removed at any time by the Managing Member; (iii) upon dissolution, death, incapacity, removal or resignation of the Liquidator, a successor and substitute Liquidator (who shall have and succeed to all rights, powers and duties of the original Liquidator) shall within 30 days be appointed by the Managing Member. The right to approve a successor or substitute Liquidator in the manner provided herein shall be deemed to refer also to any such successor or substitute Liquidator approved in the manner herein provided. Except as expressly provided in this ARTICLE XI, the Liquidator approved in the manner provided herein shall have and may exercise, without further authorization or consent of any of the parties hereto, all of the powers conferred upon the Managing Member under the terms of this Agreement (but subject to all of the applicable limitations, contractual and otherwise, upon the exercise of such powers) necessary or appropriate to carry out the duties and functions of the Liquidator hereunder for and during the period of time required to complete the winding up and liquidation of the Company as provided for herein. In the case of a termination of a Series, other than in connection with a dissolution of the Company, the Managing Member shall act as Liquidator.

Section 11.3        Liquidation of a Series. In connection with the liquidation of a Series, whether as a result of the dissolution of the Company or the termination of such Series, the Liquidator shall proceed to dispose of the assets of such Series, discharge its liabilities, and otherwise wind up its affairs in such manner and over such period as determined by the Liquidator, subject to Sections 18-215 and 18-804 of the Delaware Act, the terms of any Series Designation and the following:

(a)               Subject to Section 11.3(c), the assets may be disposed of by public or private sale on such terms as the Liquidator may determine. The Liquidator may defer liquidation for a reasonable time if it determines that an immediate sale or distribution of all or some of the assets would be impractical or would cause undue loss to the Members associated with such Series.

(b)               Liabilities of each Series include amounts owed to the Liquidator as compensation for serving in such capacity (subject to the terms of Section 11.2) as well as any outstanding Operating Expenses Reimbursement Obligations and any other amounts owed to Members associated with such Series otherwise than in respect of their distribution rights under ARTICLE VII. With respect to any liability that is contingent, conditional or unmatured or is otherwise not yet due and payable, the Liquidator shall either settle such claim for such amount as it thinks appropriate or establish a reserve of Free Cash Flows or other assets to provide for its payment. When paid, any unused portion of the reserve shall be applied to other liabilities or distributed as additional liquidation proceeds.

(c)               Subject to the terms of any Series Designation (including, without limitation, the preferential rights, if any, of holders of any other class of Interests of the applicable Series), all property and all Free Cash Flows in excess of that required to discharge liabilities as provided in Section 11.3(b) shall be distributed to the holders of the Interests of the Series on an equal per Interest basis.

Section 11.4        Cancellation of Certificate of Formation. In the case of a dissolution of the Company, upon the completion of the distribution of all Free Cash Flows and property in connection the termination of all Series (other than the reservation of amounts for payments in respect of the satisfaction of liabilities of the Company or any Series), the Certificate of Formation and all qualifications of the Company as a foreign limited liability company in jurisdictions other than the State of Delaware shall be canceled and such other actions as may be necessary to terminate the Company shall be taken by the Liquidator or the Managing Member, as applicable.

Section 11.5        Return of Contributions. None of any Member, the Managing Member or any Officer of the Company or associated with any Series or any of their respective Affiliates, officers, directors, members, shareholders, employees, managers, partners, controlling persons, agents or independent contractors will be personally liable for, or have any obligation to contribute or loan any monies or property to the Company or any Series to enable it to effectuate, the return of the Capital Contributions of the Economic Members associated with a Series, or any portion thereof, it being expressly understood that any such return shall be made solely from Series Assets.

Section 11.6        Waiver of Partition. To the maximum extent permitted by law, each Member hereby waives any right to partition of the Company or Series Assets.

ARTICLE XII - AMENDMENT OF AGREEMENT, SERIES DESIGNATION

Section 12.1        General. Except as provided in Section 12.2, the Managing Member may amend any of the terms of this Agreement or any Series Designation as it determines in its sole discretion and without the consent of any of the Economic Members. Without limiting the foregoing, the Managing Member, without the approval of any Economic Member, may amend any provision of this Agreement or any Series Designation, and execute, swear to, acknowledge, deliver, file and record whatever documents may be required in connection therewith, to reflect:

(a)               a change that the Managing Member determines to be necessary or appropriate in connection with any action taken or to be taken by the Managing Member pursuant to the authority granted in ARTICLE V hereof;

(b)               a change in the name of the Company, the location of the principal place of business of the Company, the registered agent of the Company or the registered office of the Company;

(c)               the admission, substitution, withdrawal or removal of Members in accordance with this Agreement, any Series Designation;

(d)               a change that the Managing Member determines to be necessary or appropriate to qualify or continue the qualification of the Company as a limited liability company under the laws of any state or to ensure that each Series will continue to be taxed as an entity for U.S. federal income tax purposes;

(e)               a change that the Managing Member determines to be necessary or appropriate to satisfy any requirements, conditions or guidelines contained in any opinion, directive, order, ruling or regulation of any federal or state agency or judicial authority or contained in any federal or state statute (including the Delaware Act);

(f)                a change that the Managing Member determines to be necessary, desirable or appropriate to facilitate the trading of the Interests (including, without limitation, the division of any class or classes or series of Outstanding Interests into different classes or Series to facilitate uniformity of tax consequences within such classes or Series) or comply with any rule, regulation, guideline or requirement of any National Securities Exchange or over-the-counter market on which Interests are or will be listed for trading, compliance with any of which the Managing Member deems to be in the best interests of the Company and the Members;

(g)               a change that is required to effect the intent expressed in any Offering Document or the intent of the provisions of this Agreement or any Series Designation or is otherwise contemplated by this Agreement or any Series Designation;

(h)               a change in the fiscal year or taxable year of the Company or any Series and any other changes that the Managing Member determines to be necessary or appropriate;

(i)                 an amendment that the Managing Member determines, based on the advice of counsel, to be necessary or appropriate to prevent the Company, the Managing Member, any Officers or any trustees or agents of the Company from in any manner being subjected to the provisions of the Investment Company Act, the Investment Advisers Act, or plan asset regulations adopted under ERISA, regardless of whether such are substantially similar to plan asset regulations currently applied or proposed by the United States Department of Labor;

(j)                 an amendment that the Managing Member determines to be necessary or appropriate in connection with the establishment or creation of additional Series pursuant to Section 3.3 or the authorization, establishment, creation or issuance of any class or series of Interests of any Series pursuant to Section 3.4 and the admission of Additional Economic Members;

(k)               any other amendment other than an amendment expressly requiring consent of the Economic Members as set forth in Section 12.2; and

(l)                 any other amendments substantially similar to the foregoing.

Section 12.2        Certain Amendment Requirements. Notwithstanding the provisions of Section 12.1, no amendment to this Agreement shall be made without the consent of the Economic Members holding of a majority of the Outstanding Interests, that:

(a)               decreases the percentage of Outstanding Interests required to take any action hereunder;

(b)               materially adversely affects the rights of any of the Economic Members (including adversely affecting the holders of any particular Series of Interests as compared to holders of other series of Interests);

(c)               modifies Section 11.1(a) or gives any Person the right to dissolve the Company; or

(d)               modifies the term of the Company.

Section 12.3        Amendment Approval Process. If the Managing Member desires to amend any provision of this Agreement or any Series Designation, other than as permitted by Section 12.1, then it shall first adopt a resolution setting forth the amendment proposed, declaring its advisability, and then call a meeting of the Members entitled to vote in respect thereof for the consideration of such amendment. Amendments to this Agreement or any Series Designation may be proposed only by or with the consent of the Managing Member. Such meeting shall be called and held upon notice in accordance with ARTICLE XIII of this Agreement. The notice shall set forth such amendment in full or a brief summary of the changes to be effected thereby, as the Managing Member shall deem advisable. At the meeting, a vote of Members entitled to vote thereon shall be taken for and against the proposed amendment. A proposed amendment shall be effective upon its approval by the affirmative vote of the holders of not less than a majority of the Interests of all Series then Outstanding, voting together as a single class, unless a greater percentage is required under this Agreement or by Delaware law. The Company shall deliver to each Member prompt notice of the adoption of every amendment made to this Agreement or any Series Designation pursuant to this ARTICLE XII.

ARTICLE XIII - MEMBER MEETINGS

Section 13.1        Meetings. The Company shall not be required to hold an annual meeting of the Members. The Managing Member may, whenever it thinks fit, convene meetings of the Company or any Series. The non-receipt by any Member of a notice convening a meeting shall not invalidate the proceedings at that meeting.

Section 13.2        Quorum. No business shall be transacted at any meeting unless a quorum of Members is present at the time when the meeting proceeds to business; in respect of meetings of the Company, Members holding 50% of Interests, and in respect of meetings of any Series, Members holding 50% of Interests in such Series, present in person or by proxy shall be a quorum. In the event a meeting is not quorate, the Managing Member may adjourn or cancel the meeting, as it determines in its sole discretion.

Section 13.3        Chairman. Any designee of the Managing Member shall preside as chairman of any meeting of the Company or any Series.

Section 13.4        Voting Rights. Subject to the provisions of any class or series of Interests of any Series then Outstanding, the Members shall be entitled to vote only on those matters provided for under the terms of this Agreement.

Section 13.5        Extraordinary Actions. Except as specifically provided in this Agreement, notwithstanding any provision of law permitting or requiring any action to be taken or authorized by the affirmative vote of the holders of a greater number of votes, any such action shall be effective and valid if taken or approved by the affirmative vote of holders of Interests entitled to cast a majority of all the votes entitled to be cast on the matter.

Section 13.6        Managing Member Approval. Other than as provided for in ARTICLE X, the submission of any action of the Company or a Series to Members for their consideration shall first be approved by the Managing Member.

Section 13.7        Action By Members without a Meeting. Any Series Designation may provide that any action required or permitted to be taken by the holders of the Interests to which such Series Designation relates may be taken without a meeting by the written consent of such holders or Members entitled to cast a sufficient number of votes to approve the matter as required by statute or this Agreement, as the case may be.

Section 13.8        Managing Member. Unless otherwise expressly provided in this Agreement, the Managing Member or any of its Affiliates who hold any Interests shall not be entitled to vote in its capacity as holder of such Interests on matters submitted to the Members for approval, and no such Interests shall be deemed Outstanding for purposes of any such vote.

ARTICLE XIV – CONFIDENTIALITY

Section 14.1        Confidentiality Obligations. All information contained in the accounts and reports prepared in accordance with ARTICLE VIII and any other information disclosed to an Economic Member under or in connection with this Agreement is confidential and non-public and each Economic Member undertakes to treat that information as confidential information and to hold that information in confidence. No Economic Member shall, and each Economic Member shall ensure that every Person connected with or associated with that Economic Member shall not, disclose to any Person or use to the detriment of the Company, any Series, any Economic Member or any Series Assets any confidential information which may have come to its knowledge concerning the affairs of the Company, any Series, any Economic Member, any Series Assets or any potential Series Assets, and each Economic Member shall use any such confidential information exclusively for the purposes of monitoring and evaluating its investment in the Company. This Section 14.1 is subject to Section 14.2 and Section 14.3.

Section 14.2         Exempted information. The obligations set out in Section 14.1 shall not apply to any information which:

(a)               is public knowledge and readily publicly accessible as of the date of such disclosure;

(b)               becomes public knowledge and readily publicly accessible, other than as a result of a breach of this ARTICLE XIV; or

(c)               has been publicly filed with the U.S. Securities and Exchange Commission.

Section 14.3        Permitted Disclosures. The restrictions on disclosing confidential information set out in Section 14.1 shall not apply to the disclosure of confidential information by an Economic Member:

(a)               to any Person, with the prior written consent of the Managing Member (which may be given or withheld in the Managing Members sole discretion);

(b)               if required by law, rule or regulation applicable to the Economic Member (including without limitation disclosure of the tax treatment or consequences thereof), or by any Governmental Entity having jurisdiction over the Economic Member, or if requested by any Governmental Entity having jurisdiction over the Economic Member, but in each case only if the Economic Member (unless restricted by any relevant law or Governmental Entity): (i) provides the Managing Member with reasonable advance notice of any such required disclosure; (ii) consults with the Managing Member prior to making any disclosure, including in respect of the reasons for and content of the required disclosure; and (iii) takes all reasonable steps permitted by law that are requested by the Managing Member to prevent the disclosure of confidential information (including (a) using reasonable endeavors to oppose and prevent the requested disclosure and (b) returning to the Managing Member any confidential information held by the Economic Member or any Person to whom the Economic Member has disclosed that confidential information in accordance with this Section); or

(c)               to its trustees, officers, directors, employees, legal advisers, accountants, investment managers, investment advisers and other professional consultants who would customarily have access to such information in the normal course of performing their duties, but subject to the condition that each such Person is bound either by professional duties of confidentiality or by an obligation of confidentiality in respect of the use and dissemination of the information no less onerous than this ARTICLE XIV.

ARTICLE XV - GENERAL PROVISIONS

Section 15.1        Addresses and Notices.

(a)               Any notice to be served in connection with this Agreement shall be served in writing (which, for the avoidance of doubt, shall include e-mail) and any notice or other correspondence under or in connection with this Agreement shall be delivered to the relevant party at the address given in this Agreement (or, in the case of an Economic Member, in its Form of Adherence) or to such other address as may be notified in writing for the purposes of this Agreement to the party serving the document and that appears in the books and records of the relevant Series. The Company intends to make transmissions by electronic means to ensure prompt receipt and may also publish notices or reports on a secure electronic application to which all Members have access and any such publication shall constitute a valid method of serving notices under this Agreement.

(b)               Any notice or correspondence shall be deemed to have been served as follows:

(i)                 in the case of hand delivery, on the date of delivery if delivered before 5:00 p.m. on a Business Day and otherwise at 9:00 a.m. on the first Business Day following delivery;

(ii)              in the case of service by U.S. registered mail, on the third Business Day after the day on which it was posted;

(iii)            in the case of email (subject to oral or electronic confirmation of receipt of the email in its entirety), on the date of transmission if transmitted before 5:00 p.m. on a Business Day and otherwise at 9:00 a.m. on the first Business Day following transmission; and

(iv)             in the case of notices published on an electronic application, on the date of publication if published before 5:00 p.m. on a Business Day and otherwise at 9:00 a.m. on the first Business Day following publication.

(c)               In proving service (other than service by e-mail), it shall be sufficient to prove that the notice or correspondence was properly addressed and left at or posted by registered mail to the place to which it was so addressed.

(d)               Any notice to the Company (including any Series) shall be deemed given if received by any member of the Managing Member at the principal office of the Company designated pursuant to Section 2.3. The Managing Member and the Officers may rely and shall be protected in relying on any notice or other document from an Economic Member or other Person if believed by it to be genuine.\

Section 15.2        Further Action. The parties to this Agreement shall execute and deliver all documents, provide all information and take or refrain from taking action as may be necessary or appropriate to achieve the purposes of this Agreement.

Section 15.3        Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their heirs, executors, administrators, successors, legal representatives and permitted assigns.

Section 15.4        Integration. This Agreement, together with the applicable Form of Adherence and Asset Management Agreement and any applicable Series Designation, constitutes the entire agreement among the parties hereto pertaining to the subject matter hereof and supersedes all prior agreements and understandings pertaining thereto and supersedes and replaces in its entirety the Original Agreement.

Section 15.5        Creditors. None of the provisions of this Agreement shall be for the benefit of, or shall be enforceable by, any creditor of the Company or any Series.

Section 15.6        Waiver. No failure by any party to insist upon the strict performance of any covenant, duty, agreement or condition of this Agreement or to exercise any right or remedy consequent upon a breach thereof shall constitute waiver of any such breach of any other covenant, duty, agreement or condition.

Section 15.7        Counterparts. This Agreement may be executed in counterparts, all of which together shall constitute an agreement binding on all the parties hereto, notwithstanding that all such parties are not signatories to the original or the same counterpart. Each party shall become bound by this Agreement immediately upon affixing its signature hereto (which signature may be provided electronically) or, in the case of a Person acquiring an Interest, upon acceptance of its Form of Adherence.

Section 15.8        Applicable Law and Jurisdiction.

(a)               This Agreement and the rights of the parties shall be governed by and construed in accordance with the laws of the State of Delaware. Non-contractual obligations (if any) arising out of or in connection with this Agreement (including its formation) shall also be governed by the laws of the State of Delaware. The rights and liabilities of the Members in the Company and each Series and as between them shall be determined pursuant to the Delaware Act and this Agreement. To the extent the rights or obligations of any Member are different by reason of any provision of this Agreement than they would otherwise be under the Delaware Act in the absence of any such provision, or even if this Agreement is inconsistent with the Delaware Act, this Agreement shall control, except to the extent the Delaware Act prohibits any particular provision of the Delaware Act to be waived or modified by the Members, in which event any contrary provisions hereof shall be valid to the maximum extent permitted under the Delaware Act.

(b)               Any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with this Agreement, or the transactions contemplated hereby shall be brought in Chancery Court in the State of Delaware and each Member hereby consents to the exclusive jurisdiction of the Chancery Court in the State of Delaware (and of the appropriate appellate courts therefrom) in any suit, action or proceeding, and irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding which is brought in any such court has been brought in an inconvenient forum; provided, that if the Chancery Court in the State of Delaware shall not have jurisdiction over such matter, then such suit, action or proceeding may be brought in other federal or state courts located in the State of Delaware. Each Member hereby waives the right to commence an action, suit or proceeding seeking to enforce any provisions of, or based on any matter arising out of or in connection with this Agreement, or the transactions contemplated hereby or thereby in any court outside of the Chancery Court in the State of Delaware. Process in any suit, action or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any court. Without limiting the foregoing, each party agrees that service of process on such party by written notice pursuant to Section 11.1 will be deemed effective service of process on such party.

(c)               EVERY PARTY TO THIS AGREEMENT AND ANY OTHER PERSON WHO BECOMES A MEMBER OR HAS RIGHTS AS AN ASSIGNEE OF ANY PORTION OF ANY MEMBERS MEMBERSHIP INTEREST HEREBY WAIVES ANY RIGHT TO A JURY TRIAL AS TO ANY MATTER UNDER THIS AGREEMENT OR IN ANY OTHER WAY RELATING TO THE COMPANY OR THE RELATIONS UNDER THIS AGREEMENT OR OTHERWISE AS TO THE COMPANY AS BETWEEN OR AMONG ANY SAID PERSONS.

Section 15.9        Invalidity of Provisions. If any provision of this Agreement is or becomes invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not be affected thereby.

Section 15.10     Consent of Members. Each Member hereby expressly consents and agrees that, whenever in this Agreement it is specified that an action may be taken upon the affirmative vote or consent of less than all of the Members, such action may be so taken upon the concurrence of less than all of the Members and each Member shall be bound by the results of such action.

Section 15.11      Authorizing Resolutions; Creation of the Series. The Managing Member hereby, simultaneously with the execution of this Agreement, adopts the following unanimous resolution:

(a)               The Managing Member hereby authorizes the creation of the following Series of the Company pursuant to Section 3.3 of this Agreement (individually and collectively referred to herein as the “Initial Series”):

(i)       Series #RUTHGEHRIGBALL;

(ii)       Series #JORDANBGS9.5;

(iii)       Series #CURRYBASKET;

(iv)       Series #LEBRONROOKIE;

(v)       Series #KAWHIBASKET; and

(vi)       Series #MANTLEMINT1953.

(b)               The Series Designations attached hereto as Exhibits 1 – 6 are hereby approved and adopted by the Managing Member of the Company.

(c)               The Managing Member hereby authorizes and empowers Jason Epstein and Ezra Levine (each an “Authorized Representative”), each acting alone as an authorized signatory of the Company to take all such steps and to perform all such acts on behalf of the Company or the Series, as applicable, as may be necessary or required of such Authorized Representative to acquire the Series Assets, as set forth in the applicable Series Designation hereto for the applicable Initial Series, on behalf of each Initial Series, the offering of membership interests each of the Initial Series, execution and delivery of and all other offering documents, and such other documents as are contemplated in connection with the creation of the Initial Series, acquisition of the Series Assets for each Initial Series and offering of membership interests in each Initial Series.

(d)               All such actions heretofore taken and all documentation heretofore executed and/or delivered by the Company or an Initial Series, by and through any of the Authorized Representatives, or their designees, in furtherance of the foregoing, are ratified, adopted, approved and confirmed and declared to be binding and enforceable obligations of the Company or the Initial Series, as applicable, in accordance with the respective terms and provisions thereof.

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Signature Page

to

Amended and Restated Limited Liability Company Agreement of Collectable Sports Assets, LLC

IN WITNESS WHEREOF, this Agreement has been executed as of the date first written above.

MANAGING MEMBER OF		MANAGING MEMBER OF SERIES
THE COMPANY:		#CURRYBASKET:

CS Assets Manager, LLC, a Delaware limited		CS Assets Manager, LLC, a Delaware limited
liability company		liability company

By:	/s/ Ezra Levine	By:	/s/ Ezra Levine
Name:	Ezra Levine	Name:	Ezra Levine
Title:	CEO	Title:	CEO

MANAGING MEMBER OF SERIES		MANAGING MEMBER OF SERIES
#RUTHGEHRHIGBALL:		#LEBRONROOKIE:

CS Assets Manager, LLC, a Delaware limited		CS Assets Manager, LLC, a Delaware limited
liability company		liability company

By:	/s/ Ezra Levine	By:	/s/ Ezra Levine
Name:	Ezra Levine	Name:	Ezra Levine
Title:	CEO	Title:	CEO

MANAGING MEMBER OF SERIES		MANAGING MEMBER OF SERIES
#JORDANBGS9.5:		#KAWHIBASKET:

CS Assets Manager, LLC, a Delaware limited		CS Assets Manager, LLC, a Delaware limited
liability company		liability company

By:	/s/ Ezra Levine	By:	/s/ Ezra Levine
Name:	Ezra Levine	Name:	Ezra Levine
Title:	CEO	Title:	CEO

Exhibit 1 – Series Designation for Series #RUTHGEHRIGBALL

Exhibit 1

Series Designation of #RUTHGEHRIGBALL,
a series of Collectable Sports Assets, LLC

Capitalized terms used but not defined herein have the meanings assigned to such terms in the Limited Liability Company Agreement of Collectable Sports Assets, LLC, as in effect as of the effective date set forth below (the “Agreement”). References to Sections and Articles set forth herein are references to Sections and Articles of the Agreement.

Name of Series	#RUTHGEHRIGBALL, a series of Collectable Sports Assets, LLC, a Delaware limited liability company.

Effective Date of Establishment	February 20, 2020

Managing Member	CS Asset Manager, LLC, a Delaware limited liability company, is appointed as the Managing Member of #RUTHGEHRIGBALL with effect from the effective date hereof and shall continue to act as the Managing Member of #RUTHGEHRIGBALL until dissolution of #RUTHGEHRIGBALL pursuant to Section 11.1(b) or its removal and replacement pursuant to Section 4.3 or Article X.

Initial Member	CS Asset Manager, LLC, a Delaware limited liability company.

Series Asset	The Series Assets of #RUTHGEHRIGBALL shall comprise the asset as further described in Schedule 1 attached hereto, which will be acquired by #RUTHGEHRIGBALL through that certain Consignment Agreement dated as of July 7, 2020, and any assets and liabilities associated with such asset and such other assets and liabilities acquired by #RUTHGEHRIGBALL from time to time, as determined by the Managing Member in its sole discretion.

Asset Manager	CS Asset Manager, LLC, a Delaware limited liability company

Management Fee	As stated in Section 7.1 of the Agreement.

Issuance	Subject to Section 6.3(a)(i), the maximum number of #RUTHGEHRIGBALL Interests the Company can issue may not exceed the purchase price, in the aggregate, of $100,000.00.

Number of #RUTHGEHRIGBALL Interests held by the Managing Member and its Affiliates	The Managing Member must purchase a minimum of 0.5% and may purchase additional #RUTHGEHRIGBALL Interests (including in excess of 10%), in its sole discretion, through the Offering.

Broker	North Capital Private Securities Corporation, a Delaware corporation.

Brokerage Fee	Up to 1.00% of the gross proceeds of the Interests from #RUTHGEHRIGBALL sold at the Initial Offering of the #RUTHGEHRIGBALL Interests (excluding the #RUTHGEHRIGBALL Interests acquired by any Person other than Investor Members).

Other rights	Holders of #RUTHGEHRIGBALL Interests shall have no conversion, exchange, sinking fund, redemption or appraisal rights, no preemptive rights to subscribe for any securities of the Company and no preferential rights to distributions of #RUTHGEHRIGBALL Interests.

Officers	There shall initially be no specific officers associated with #RUTHGEHRIGBALL, although, the Managing Member may appoint Officers of #RUTHGEHRIGBALL from time to time, in its sole discretion.

Aggregate Ownership Limit	As stated in Section 1.1.

Minimum Interests	One (1) Interest per Member.

Schedule 1

• The asset to be acquired and referred to in this Series Designation as the Series Asset shall be a 1930’s dual signed baseball by Babe Ruth & Lou Gehrig, the specifications of which are set forth below.

Asset Description

Overview and authentication

• The official major league baseball is signed by Babe Ruth and Lou Gehrig at the peak of their fame when they formed a dynamic duo as part of the New York Yankees legendary Murderer’s Row.

• Because Ruth followed Gehrig in the Yankees lineup, and both were two of the fiercest sluggers in history, their legends are forever intertwined. A baseball signed by both players is highly collectible.

• The official National League baseball dates to 1933 because reference guides indicate that it was manufactured from 1926 through 1933 and it bears a stamp on the side of William Bramham, the Minor League President starting in 1933.

• The underlying asset has been authenticated by PSA/DNA (certification number: AH05008) and Beckett Authentication (A17335), two leading authentication companies.

Notable Features:

• Ruth and Gehrig autographs in tandem on the same ball are relatively rare because Gehrig, due to shyness, was a much less common signer than Ruth.

• Both authentication companies gave the ball high numerical grades on scales of one to ten. PSA/DNA gave the overall ball’s condition and the strength of the autographs a combined 7.5 (the equivalent of a near mint plus). Beckett graded the Ruth an 8 (near mint/mint) and the Gehrig 7 (near mint). Due to the tendency of vintage autographs to fade and balls to show handling, these are exceptionally high grades.

• The Underlying Asset retails all the original manufacturer’s sharp stamping indicating it was the best ball money could buy at the time because it was used at the highest level of professional baseball.

• The Underlying Asset includes the original box containing the ball, a rare and desirable addition. These boxes were usually thrown away.

Notable Defects:

The underlying asset shows signs of wear consistent with its age and condition grade from PSA/DNA and Beckkett.

Series Asset Specifications
Sport	Baseball
Professional League	Major League Baseball
Player(s)	Babe Ruth & Lou Gehrig
Team	New York Yankees
Season	1933
Memorabilia Type	Signed baseball
Authentication	PSA/DNA (AH05008) / Beckett (A17335)
Grade	PSA/DNA 7.5 / Beckett (Ruth 8, Gehrig 7)

Exhibit 2 – Series Designation for Series #JORDANBGS9.5

Exhibit 2

Series Designation of #JORDANBGS9.5,
a series of Collectable Sports Assets, LLC

Capitalized terms used but not defined herein have the meanings assigned to such terms in the Limited Liability Company Agreement of Collectable Sports Assets, LLC, as in effect as of the effective date set forth below (the “Agreement”). References to Sections and Articles set forth herein are references to Sections and Articles of the Agreement.

Name of Series	#JORDANBGS9.5, a series of Collectable Sports Assets, LLC, a Delaware limited liability company
Date of establishment	February 20, 2020
Managing Member	CS Asset Manager, LLC, a Delaware limited liability company, is appointed as the Managing Member of #JORDANBGS9.5 with effect from the effective date hereof and shall continue to act as the Managing Member of #JORDANBGS9.5 until dissolution of #JORDANBGS9.5 pursuant to Section 11.1(b) or its removal and replacement pursuant to Section 4.3 or ARTICLE X.
Initial Member	CS Asset Manager, LLC, a Delaware limited liability company
Series Asset	The Series Assets of #JORDANBGS9.5 shall comprise the asset as further described in Schedule 1 attached hereto, which will be acquired by #JORDANBGS9.5 through that certain Consignment Agreement dated as of July 7, 2020, and any assets and liabilities associated with such asset and such other assets and liabilities acquired by #JORDANBGS9.5 from time to time, as determined by the Managing Member in its sole discretion.
Asset Manager	CS Asset Manager, LLC, a Delaware limited liability company.
Management Fee	As stated in Section 7.1 of the Agreement.

Issuance	Subject to Section 6.3(a)(i), the maximum number of #JORDANBGS9.5 Interests the Company can issue may not exceed the purchase price, in the aggregate, of $100,000.00.
Number of #JORDANBGS9.5 Interests held by the Managing Member and its Affiliates	The Managing Member must purchase a minimum of 0.5% and may purchase additional #JORDANBGS9.5 Interests (including in excess of 10%), in its sole discretion, through the Offering.
Broker	North Capital Private Securities Corporation, a Delaware corporation.
Brokerage Fee	Up to 1.00% of the gross proceeds of the Interests from #JORDANBGS9.5 sold at the Initial Offering of the #JORDANBGS9.5 Interests (excluding the #JORDANBGS9.5 Interests acquired by any Person other than Investor Members).
Other rights	Holders of #JORDANBGS9.5 Interests shall have no conversion, exchange, sinking fund, redemption or appraisal rights, no preemptive rights to subscribe for any securities of the Company and no preferential rights to distributions of #JORDANBGS9.5 Interests.
Officers	There shall initially be no specific officers associated with #JORDANBGS9.5, although, the Managing Member may appoint Officers of #JORDANBGS9.5 from time to time, in its sole discretion.
Aggregate Ownership Limit	As stated in Section 1.1.
Minimum Interests	One (1) Interest per Member.

Schedule 1

• The asset to be acquired and referred to in this Series Designation as the Series Asset shall be a 1986-1987 Fleer #57 Rookie Card of Michael Jordan, the specifications of which are set forth below.

Asset Description

Overview and authentication

• The 1986-1987 Fleer #57 Rookie Card of Michael Jordan was printed as part of a set of 132 cards.

• 1986-87 Fleer Basketball is one of the most important sports card sets of all-time. Boasting rookie cards from several all-time greats, including Michael Jordan, it is one of the most collected and most valuable sets of the last 40 years.

• Because of the lull in sets, the majority of the checklist is made of rookie cards. The list of greats is enough to fill a wing of the Basketball Hall of Fame. Michael Jordan is, by far, the most sought after card in the set. It routinely sells for four figures. A BGS 10 Jordan rookie sold for $100,000 in June, 2011.

• Other 1986-87 Fleer Basketball rookies include Charles Barkley, Karl Malone, Clyde Drexler, Dominique Wilkins, Isiah Thomas, Hakeem Olajuwon, Joe Dumars and Chris Mullin.

• The cards have a distinct design highlighted by borders that are red, white and blue. A thin yellow frame holds in both the player photo and nameplate. The bottom of the card has the player's name, team and position. The crown-style Fleer logo appears at the top of the card with a small ribbon that reads "Premier," highlighting the fact that it's the company's first basketball card set.

Notable Features:

• The face of the card features a picture of Michael Jordan in a Chicago Bulls Jersey holding a basketball in his right hand above the hoop in midair with another player beside him from the opposing team.  The face of the card features the player’s name, team and position along with the Fleer logo in the upper right hand corner. The border of the card is red, blue and white. The background shows the blurred image of the crown in attendance.

• The reverse side of the card shows the card number 57 of 132 in the top right corner and the company name and logo in the top left corner. The team name and logo is prominently displayed in the center of the card above the players name in bold. Below that is the players DOB, height, weight, and college.  In the center of the card in white are statistics from 1984-85 and 1985-1986.

• The outline above the card is encased in a protective holder, with authentication label from Beckett Grading Services clearly featured across the top of the protective case.

Notable Defects:

The underlying asset shows signs of wear consistent with its age and condition grade from Beckkett.

Series Asset Specifications
Sport	Basketball
Professional League	National Basketball Association
Player	Michael Jordan
Team	Chicago Bulls
Season	1986-1987
Memorabilia Type	Trading Card
Manufacturer	Fleer
Card # in Set	57
Total Cards in Set	132
Subject	Michael Jordan
Authentication	Beckett 0007711936
Grade	9.5 with subgrades; Centering 9.5, Edges 10, Corners 9.5, Surface 10

Exhibit 3 – Series Designation for Series #CURRYBASKET

Exhibit 3

Series Designation of #CURRYBASKET,
a series of Collectable Sports Assets, LLC

Capitalized terms used but not defined herein have the meanings assigned to such terms in the Limited Liability Company Agreement of Collectable Sports Assets, LLC, as in effect as of the effective date set forth below (the “Agreement”). References to Sections and Articles set forth herein are references to Sections and Articles of the Agreement, as in effect as of the effective date of establishment set forth below.

Name of Series	#CURRYBASKET, a series of Collectable Sports Assets, LLC, a Delaware limited liability company
Effective Date of Establishment	April 20, 2020
Managing Member	CS Asset Manager, LLC, a Delaware limited liability company, is appointed as the Managing Member of #CURRYBASKET with effect from the effective date hereof and shall continue to act as the Managing Member of #CURRYBASKET until dissolution of #CURRYBASKET pursuant to Section 11.1(b) or its removal and replacement pursuant to Section 4.3 or ARTICLE X.
Initial Member	CS Asset Manager, LLC, a Delaware limited liability company.
Series Asset	The Series Assets of #CURRYBASKET shall comprise the asset as further described in Schedule 1 attached hereto, which will be acquired by #CURRYBASKET through that certain Consignment Agreement dated as of July 7, 2020, and any assets and liabilities associated with such asset and such other assets and liabilities acquired by #CURRYBASKET from time to time, as determined by the Managing Member in its sole discretion.
Asset Manager	CS Asset Manager, LLC, a Delaware limited liability company.
Management Fee	As stated in Section 7.1 of the Agreement.
Issuance	Subject to Section 6.3(a)(i), the maximum number of #CURRYBASKET Interests the Company can issue may not exceed the purchase price, in the aggregate, of $60,000.00.

Number of #CURRYBASKET Interests held by the Managing Member and its Affiliates	The Managing Member must purchase a minimum of 0.5% and may purchase additional #CURRYBASKET Interests (including in excess of 10%), in its sole discretion, through the Offering.
Broker	North Capital Private Securities Corporation, a Delaware corporation.
Brokerage Fee	Up to 1.00% of the gross proceeds of the Interests from #CURRYBASKET sold at the Initial Offering of the #CURRYBASKET Interests (excluding the #CURRYBASKET Interests acquired by any Person other than Investor Members).
Other rights	Holders of #CURRYBASKET Interests shall have no conversion, exchange, sinking fund, redemption or appraisal rights, no preemptive rights to subscribe for any securities of the Company and no preferential rights to distributions of #CURRYBASKET Interests.
Officers	There shall initially be no specific officers associated with #CURRYBASKET, although, the Managing Member may appoint Officers of #CURRYBASKET from time to time, in its sole discretion.
Aggregate Ownership Limit	As stated in Section 1.1.
Minimum Interests	One (1) Interest per Member.

Schedule 1

• The assets to be acquired and referred to in this Series Designation as the Series Asset shall be a 2009-2010 Playoff National Treasures Stephen Curry Rookie Card #206 Patch Autograph/99, a 2009 Topps Gold Basketball Stephen Curry Rookie RC #321, and a 2009 Topps Basketball Stephen Curry Rookie RC #321, the specifications of which are set forth below.

Asset Description

Overview and authentication

•	The 2009-2010 Playoff National Treasures Stephen Curry Rookie Card #206 Patch Autograph/99 only produced 99 copies, making it the rarest of Curry rookie cards in circulation.

•	The 2009-2010 Playoff National Treasures card contains a jumbo patch piece occupying a good third of the card’s front. In addition, the card contains an on-card signature in blue link below the Golden State Warriors patch. Additionally, Curry is pictured in his Warriors gear, compared to Upper Deck’s high-end take which features him in his collegiate uniform.

•	The 2009-2010 Playoff National Treasures Stephen Curry Rookie Card #206 Patch Autograph/99 was authenticated and graded by PSA. It received a PSA 8 NM-MT grade.

•	The 2009-2010 Topps Gold Basketball Stephen Curry Rookie RC #321 is a limited edition gold border rookie base card, with only 2009 in circulation. This card is #1146 out of 2009. The previous owner had the card hand signed by Stephen Curry through Steiner Sports. The autograph has been validated by SGC with an “A” meaning the autograph is authentic.

•	The 2009-2010 Topps Base Basketball Stephen Curry Rookie RC #321 was also hand signed by Stephen Curry through Steiner Sports. The autograph has been validated and graded by SGC, with an “A” meaning the autograph is authentic and an auto grade of “9”.

Notable Features:

•	The 2009-2010 Playoff National Treasures Stephen Curry Rookie Card #206 Patch Autograph/99 contains a patch of his Golden State Warriors jersey on the front of the card, with a blue signature below it. Stephen Curry, written out in script, appears above the jersey patch. The top quadrant of the card contains a picture of Curry in his Warriors jersey. The card contains a black and white trim.

•	The 2009-2010 Topps Basketball Stephen Curry Rookie RC #321 displays a picture of Curry smiling. The photo shows him during his rookie year, wearing a white Warriors warm-up shirt. The Gold edition contains a gold border, while the base card has a white border.

Notable Defects:

The underlying assets show signs of wear consistent with their age and condition grade from PSA, SGC and SGC, respectively.

Depreciation

The Company treats Memorabilia and Collectibles assets as collectible and therefore will not depreciate or amortize the Series #CURRYBASKET going forward.

Series Asset Specification
Sport	Basketball
Professional League	National Basketball Association
Player	Stephen Curry
Team	Golden State Warriors
Season	2009-2010
Memorabilia Type	Trading Cards (set of 3)
Manufacturer	Panini National Treasure and Topps
Card # in Set	(1) 64/99; (2) 1146; (3) not numbered
Total Cards in Set	(1) 99; (2) 2009; (3) not numbered
Subject	Stephen Curry
Authentication	(1) PSA 43276099; (2) SGC 4009679-010; (3) SGC 4009679-003
Grade	(1) NM-MT 8; (2) A-AUTH; (3) Auto grade 9

Exhibit 4 – Series Designation for Series #LEBRONROOKIE

Exhibit 4

Series Designation of #LEBRONROOKIE,
a series of Collectable Sports Assets, LLC

Capitalized terms used but not defined herein have the meanings assigned to such terms in the Limited Liability Company Agreement of Collectable Sports Assets, LLC, as in effect as of the effective date set forth below (the “Agreement”). References to Sections and Articles set forth herein are references to Sections and Articles of the Agreement.

Name of Series	#LEBRONROOKIE, a series of Collectable Sports Assets, LLC, a Delaware limited liability company
Effective date of establishment	February 20, 2020
Managing Member	CS Asset Manager, LLC, a Delaware limited liability company, is appointed as the Managing Member of #LEBRONROOKIE with effect from the effective date hereof and shall continue to act as the Managing Member of #LEBRONROOKIE until dissolution of #LEBRONROOKIE pursuant to Section 11.1(b) or its removal and replacement pursuant to Section 4.3 or ARTICLE X.
Initial Member	CS Asset Manager, LLC, a Delaware limited liability company.
Series Asset	The Series Assets of #LEBRONROOKIE shall comprise the asset as further described in Schedule 1 attached hereto, which will be acquired by #LEBRONROOKIE through that certain Consignment Agreement dated as of July 7, 2020, and any assets and liabilities associated with such asset and such other assets and liabilities acquired by #LEBRONROOKIE from time to time, as determined by the Managing Member in its sole discretion.
Asset Manager	CS Asset Manager, LLC, a Delaware limited liability company.
Management Fee	As stated in Section 7.1 of the Agreement.

Issuance	Subject to Section 6.3(a)(i), the maximum number of #LEBRONROOKIE Interests the Company can issue may not exceed the purchase price, in the aggregate, of $70,000.00.
Number of #LEBRONROOKIE Interests held by the Managing Member and its Affiliates	The Managing Member must purchase a minimum of 0.5% and may purchase additional #LEBRONROOKIE Interests (including in excess of 10%), in its sole discretion, through the Offering.
Broker	North Capital Private Securities Corporation, a Delaware corporation.
Brokerage Fee	Up to 1.00% of the gross proceeds of the Interests from #LEBRONROOKIE sold at the Initial Offering of the #LEBRONROOKIE Interests (excluding the #LEBRONROOKIE Interests acquired by any Person other than Investor Members).
Other rights	Holders of #LEBRONROOKIE Interests shall have no conversion, exchange, sinking fund, redemption or appraisal rights, no preemptive rights to subscribe for any securities of the Company and no preferential rights to distributions of #LEBRONROOKIE Interests.
Officers	There shall initially be no specific officers associated with #LEBRONROOKIE, although, the Managing Member may appoint Officers of #LEBRONROOKIE from time to time, in its sole discretion.
Aggregate Ownership Limit	As stated in Section 1.1.
Minimum Interests	One (1) Interest per Member.

Schedule 1

• The asset to be acquired and referred to in this Series Designation as the Series Asset shall be a 2003 Authentic #148 Lebron James AU Rookie Card, the specifications of which are set forth below.

Asset Description

Overview and authentication

•	The 2003 SP Authentic #148 Lebron James AU Rookie Card is one of the most desired of Lebron’s rookie productions. Only 500 of its kind were produced.

•	The card features Lebron James in his dunk pose while playing for the Cleveland Cavaliers. The card is signed by James in blue ink across the bottom center of the card.

•	The underlying asset has been authenticated by Beckett (003865873). The card received a 9.5 with subgraded 10, 9.5, 9.5, 9. The autograph received a grade of 10.

•	Lebron James has recently surpassed Michael Jordan on the all-time scoring list, cementing his legacy as one of the greatest and most investable athletes in history.

Notable Features:

•	This Lebron Rookie Card is one of the most coveted, rare, and pristine in circulation. Only 500 of its kind were produced.

•	Limited Edition rookie card with only 500 produced. This particular card is #218 of 500.

•	The autograph received a percent 10 grade, and is beautifully struck in blue ink.

Notable Defects:

The underlying asset shows signs of wear consistent with its age and condition grade from Beckett.

SERIES ASSET SPECIFICATION
Sport	Basketball
Professional League	National Basketball Association
Player(s)	Lebron James
Team	Cleveland Cavaliers
Season	2003
Memorabilia Type	Rookie trading card, autographed
Authentication	Beckett (003865873)
Grade	Beckett 9.5 with subgraded 10, 9.5, 9.5, 9 / Autograph graded 10

Exhibit 5 – Series Designation for Series #KAWHIBASKET

Exhibit 5

Series Designation of #KAWHIBASKET,
a series of Collectable Sports Assets, LLC

Capitalized terms used but not defined herein have the meanings assigned to such terms in the Limited Liability Company Agreement of Collectable Sports Assets, LLC, as in effect as of the effective date set forth below (the “Agreement”). References to Sections and Articles set forth herein are references to Sections and Articles of the Agreement.

Name of Series	#KAWHIBASKET, a series of Collectable Sports Assets, LLC, a Delaware limited liability company.
Effective Date of Establishment	February 20, 2020
Managing Member	CS Asset Manager, LLC, a Delaware limited liability company, is appointed as the Managing Member of #KAWHIBASKET with effect from the effective date hereof and shall continue to act as the Managing Member of #KAWHIBASKET until dissolution of #KAWHIBASKET pursuant to Section 11.1(b) or its removal and replacement pursuant to Section 4.3 or Article X.
Initial Member	CS Asset Manager, LLC, a Delaware limited liability company.
Series Asset	The Series Assets of #KAWHIBASKET shall comprise the asset as further described in Schedule 1 attached hereto, which will be acquired by #KAWHIBASKET through that certain Consignment Agreement dated as of July 7, 2020, and any assets and liabilities associated with such asset and such other assets and liabilities acquired by #KAWHIBASKET from time to time, as determined by the Managing Member in its sole discretion.
Asset Manager	CS Asset Manager, LLC, a Delaware limited liability company.
Management Fee	As stated in Section 7.1 of the Agreement.

Issuance	Subject to Section 6.3(a)(i), the maximum number of #KAWHIBASKET Interests the Company can issue may not exceed the purchase price, in the aggregate, of $90,000.00.
Number of #KAWHIBASKET Interests held by the Managing Member and its Affiliates	The Managing Member must purchase a minimum of 0.5% and may purchase additional #KAWHIBASKET Interests (including in excess of 10%), in its sole discretion, through the Offering.
Broker	North Capital Private Securities Corporation, a Delaware corporation.
Brokerage Fee	Up to 1.00% of the gross proceeds of the Interests from #KAWHIBASKET sold at the Initial Offering of the #KAWHIBASKET Interests (excluding the #KAWHIBASKET Interests acquired by any Person other than Investor Members).
Other rights	Holders of #KAWHIBASKET Interests shall have no conversion, exchange, sinking fund, redemption or appraisal rights, no preemptive rights to subscribe for any securities of the Company and no preferential rights to distributions of #KAWHIBASKET Interests.
Officers	There shall initially be no specific officers associated with #KAWHIBASKET, although, the Managing Member may appoint Officers of #KAWHIBASKET from time to time, in its sole discretion.
Aggregate Ownership Limit	As stated in Section 1.1.
Minimum Interests	One (1) Interest per Member.

Schedule 1

• The asset to be acquired and referred to in this Series Designation as the Series Asset shall be a collection of thirty (30) Kawhi Leonard 2012-2013 Panini Prizm Rookie Cards, all graded PSA GEM-MT 10, serial numbers for each individual card is listed in the table below.

The asset to be acquired and referred to in this Series Designation as the Series Asset shall be a 1930’s dual signed baseball by Babe Ruth & Lou Gehrig, the specifications of which are set forth below.

Asset Description

Overview and authentication

•	Series #KAWHIBASKET represents a collection of thirty Kawhi Leonard 2012-2013 Panini Prizm Rookie Cards, all graded PSA GEM-MT 10. Serial numbers for each individual asset is listed in the table below.

•	The 2012 Panini Prizm Rookie Cards are a coveted and valuable collectors item.

•	The cards feature Kawhi Leonard in his black, white and silver Spurs jersey palming the ball in his right hand.

•	2012-2013 was the first production run for Panini Prizm cards, a popular line which has continued to expand, adding another notable element to its significance.

•	The make-up of the original 2012-2013 Prizm is unique and primitive compared to more contemporary vintages of this category. For example, the 2018-10291 Panini Prizm set has over 30 parallels. Kawhi Leonard’s 2012-2013 Prizm RC has just three.

•	Kawhi Leonard’s historic NBA finals run with the Toronto Raptors, and his recent move to Los Angeles, has elevated his stature as a premier investable athlete.

•	According to PSAcard.com, there are only 766 Kawhi Leonard 2012 Panini Prizm GEM-MT 10’s in population. This offering represents thirty of them.

•	We estimate the value of each card to be between $500-$1,000 per card, based on recent sales transactions.

Serial Numbers of Each Asset within Series #KAWHIBASKET (all PSA 10 GEM-MT 2012-2013 Panini Prizm RC’s)
42148573	26067512
28428122	25716186
27158291	42148547
26366481	27672083
26631487	26366459
26366475	27158289
27158429	27158292
27610752	25114006
28178495	27947215
27589591	28428121
27871423	28268006
28428126	42574748
42655479	26155154
28428128	27947208
25514989	28712083

Notable Features:

•	According to PSA’s Population Report, there are 7,154 Kawhi Leonard 2012 Panini Prizm’s in circulation, but only 766 graded PSA GEM-MT 10.

•	This offering contains 30 PSA GEM-MT 10 Kawhi Leonard 2012-2013 Panini Prizm cards.

Notable Defects:

•	The underlying asset shows signs of wear consistent with its age and condition grade from PSA.

Exhibit 6 – Series Designation for Series #MANTLEMINT1953

Exhibit 6

Series Designation of #MANTLEMINT1953,
a series of Collectable Sports Assets, LLC

Capitalized terms used but not defined herein have the meanings assigned to such terms in the Limited Liability Company Agreement of Collectable Sports Assets, LLC, as in effect as of the effective date set forth below (the “Agreement”). References to Sections and Articles set forth herein are references to Sections and Articles of the Agreement.

Name of Series	#MANTLEMINT1953, a series of Collectable Sports Assets, LLC, a Delaware limited liability company
Date of establishment	July 7, 2020
Managing Member	CS Asset Manager, LLC, a Delaware limited liability company, is appointed as the Managing Member of # MANTLEMINT1953 with effect from the effective date hereof and shall continue to act as the Managing Member of # MANTLEMINT1953 until dissolution of # MANTLEMINT1953 pursuant to Section 11.1(b) or its removal and replacement pursuant to Section 4.3 or ARTICLE X.
Initial Member	CS Asset Manager, LLC, a Delaware limited liability company
Series Asset	The Series Assets of # MANTLEMINT1953 shall comprise the asset as further described in Schedule 1 attached hereto, which will be acquired by # MANTLEMINT1953 through that certain Contribution Agreement dated as of July 7, 2020, and any assets and liabilities associated with such asset and such other assets and liabilities acquired by #MANTLEMINT1953 from time to time, as determined by the Managing Member in its sole discretion.
Asset Manager	CS Asset Manager, LLC, a Delaware limited liability company.
Management Fee	As stated in Section 7.1 of the Agreement.
Issuance	Subject to Section 6.3(a)(i), the maximum number of # MANTLEMINT1953 Interests the Company can issue may not exceed the purchase price, in the aggregate, of $3,100,000.00.
Number of # MANTLEMINT1953 Interests held by the Managing Member and its Affiliates	The Managing Member must purchase a minimum of 0.5% and may purchase additional # MANTLEMINT1953 Interests (including in excess of 10%), in its sole discretion, through the Offering.
Broker	North Capital Private Securities Corporation, a Delaware corporation.
Brokerage Fee	Up to 1.00% of the gross proceeds of the Interests from # MANTLEMINT1953 sold at the Initial Offering of the # MANTLEMINT1953 Interests (excluding the # MANTLEMINT1953 Interests acquired by any Person other than Investor Members).
Other rights	Holders of # MANTLEMINT1953 Interests shall have no conversion, exchange, sinking fund, redemption or appraisal rights, no preemptive rights to subscribe for any securities of the Company and no preferential rights to distributions of # MANTLEMINT1953 Interests.
Officers	There shall initially be no specific officers associated with # MANTLEMINT1953, although, the Managing Member may appoint Officers of # MANTLEMINT1953 from time to time, in its sole discretion.
Aggregate Ownership Limit	As stated in Section 1.1.
Minimum Interests	One (1) Interest per Member.

Schedule 1

• The asset to be acquired and referred to in this Series Designation as the Series Asset shall be a 1953 Topps Card of Mickey Mantle, the specifications of which are set forth below.

Asset Description

Overview and authentication

•	The 1953 Topps Mickey Mantle has been designated a gem mint 10 on a scale of one to ten by PSA, the sports collectible industry’s top grading company. Only one other exists in the world, compared to three 1952 Topps Mantle cards.

•	The mint PSA 9 mint Mantle has soared in value from $88,000 in 2009 to $396,000 in 2019. It is five times more common than the PSA 10.

•	The 1953 Topps is his most iconic card besides the 1952 Topps and 1951 Bowman, owing to its distinctive and beautiful artwork.

•	Many collectors believe that the 1953 Topps is Mantle's best-looking card. It also emanates from his rookie era.

•	In 1989, Marriott paid $121,000 (the equivalent of $250,000 today) for the original 3 1/4 x 1/2 inch artwork for the card to display it across the country.

•	The 1953 set is the only mainstream card that is illustrated by Topps which has produced cards since 1951. “Mantle's deep stare into the distance mixed with the color scheme of blues and reds give this card a classy look and feel,” wrote one hobby writer. “The facsimile autograph in red adds a nice touch, as well.”

•	The card is a “short print,” meaning it was produced in far fewer quantities than other cards.

•	The 1953 Topps set is one of the most condition sensitive because of its design. The notable red name plate is prone to chipping and wear. The smallest nicks and dings expose the white paper stock beneath.

•	The PSA 10 Mantle originated from an incredibly pristine 1953 hoard in Canada found by pioneering card dealer Alan “Mr. Mint” Rosen. It was later acquired by a connoisseur who collected the best of the best. After PSA graded it a perfect 10 in 2015, long time collector and dealer Tony Arnold of TonyeTrade.com sold it to Super Bowl champion and uber collector Evan Mathis.

Notable Features:

•	Print standards were inferior back then, so the centering seldom achieves 50/50 proportion that would yield a perfect grade as this one has. Most 1953 Topps have borders favoring one side. The print focus and registration is flawless, too. There is no speckling in the blue, as is often case with this card. The card’s overall freshness and gloss makes it appear as though it was just pulled from a pack, showing no wear to the edges and four razor-sharp corners. It has been perfectly preserved since the year it was made.

Notable Defects:

There are none.

Depreciation

The Company treats Memorabilia and Collectibles assets as collectible and therefore will not depreciate or amortize the Series #MANTLEMINT1953 going forward.

Series Asset Specification
Sport	Baseball
Professional League	Major League Baseball
Player	Mickey Mantle
Team	New York Yankees
Season	1953
Memorabilia Type	Trading Card
Manufacturer	Topps
Card # in Set	82 –Short Print
Population Report	1 of 2 (as o 7/1/2020)
Subject	Mickey Mantle
Authentication	PSA 24690215
Grade	PSA GEM-MINT 10 ; PWCC-E Serial Number: 7979731